                                                                   EXHIBIT 10.10
                                     LEASE

                                    Between


                    LOS ALTOS - EL CAMINO ASSOCIATES, LLC,
                    a California limited liability company

                                   LANDLORD


                                      and


                                 RAMBUS INC.,
                            a Delaware corporation

                                    TENANT



                            DATED: August 27, 1999



                             Los Altos, California

                                 LEASE SUMMARY
                                 -------------


Parties:

                Landlord:      Los Altos - El Camino Associates,
                               a California limited liability company

                Tenant:        Rambus Inc., a Delaware corporation

Premises:                      4434-4444 El Camino Real, Los Altos, California
                               (address subject to change)

Floor Area:                    Approximately 96,000 rentable square feet

Scheduled Term Commencement
Date: Date of Landlord's acquisition of title to Premises

Expiration Date:               Ten (10) years after Rent Commencement Date,
                               subject to Tenant's right to extend term for up to two (2) periods of five (5) years each

Rent Commencement Date:        Sooner of (i) ninety (90) days after Substantial
                               Completion of Landlord's Work, and (ii)
                               Substantial Completion of Tenant Improvements and receipt by Tenant of occupancy permit

Rent: Initially $3.35 per square foot per month, increased annually by 3% of preceding year's Base Rent

Security Deposit:              Letter of Credit initially in the amount of
                               $2,500,000, subject to reduction to $1,200,000
                               upon first anniversary of Rent Commencement Date, and subject to further reduction to $600,000 upon second anniversary of Rent Commencement Date

Option(s) to Extend:           Two (2) options to extend for five (5) years each

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.   Premises...............................................................   1
     --------

2.   Term and Delivery of Possession........................................   3
     -------------------------------

3.   Rent...................................................................   4
     ----

4.   Security Deposit.......................................................   8
     ----------------

5.   Taxes..................................................................   9
     -----

6.   Use....................................................................  11
     ---

7.   Operating Expenses.....................................................  15
     ------------------

8.   Maintenance and Repairs................................................  17
     -----------------------

9.   Alterations............................................................  18
     -----------

10.  Mechanics' Liens.......................................................  20
     ----------------

11.  Utilities..............................................................  20
     ---------

12.  Indemnity..............................................................  20
     ---------

13.  Waiver of Claims.......................................................  21
     ----------------

14.  Insurance..............................................................  21
     ---------

15.  Damage or Destruction..................................................  23
     ---------------------

16.  Condemnation...........................................................  25
     ------------

17.  Assignment and Subletting..............................................  26
     -------------------------

18.  Default by Tenant......................................................  28
     -----------------

19.  Default by Landlord....................................................  30
     -------------------

20.  Advertisements and Signs...............................................  30
     ------------------------

21.  Entry by Landlord......................................................  30
     -----------------

22.  Subordination and Attornment...........................................  31
     ----------------------------

23.  Estoppel Certificates and Financial Statements.........................  32
     ----------------------------------------------

24.  Notices................................................................  32
     -------

25.  Waiver.................................................................  32
     ------

26.  No Accord and Satisfaction............................................. 32
     --------------------------

27.  Attorney's Fees........................................................ 32
     ---------------

28.  Surrender.............................................................. 33
     ---------

29.  Holding Over........................................................... 33
     ------------

30.  Transfer of Premises by Landlord....................................... 33
     --------------------------------

31.  Rules and Regulations of Building...................................... 33
     ---------------------------------

32.  General Provisions..................................................... 34
     ------------------

EXHIBITS

     Exhibit "A-1"   --------      Site Plan of Original Parcel
     Exhibit "A-2"   --------      Legal Description of Original Parcel
     Exhibit "A-3"   --------      Plan of Parking Garage Showing Portion of
                                   First Level of Parking Garage for Exclusive
                                   Use of Tenant, and Showing Second Level
     Exhibit "B"     --------      Landlord's Work and Tenant Improvements
     Exhibit "B-1"   --------      Description of Landlord's Work
     Exhibit "B-2"   --------      List of Certain Tenant Improvements Items
     Exhibit "B-2"   --------      Approved Tenant Improvements Plans
     Exhibit "C"     --------      Baseline Environmental Reports
     Exhibit "D"     --------      Tenant Improvements Depreciable by Landlord
                                   (to be attached)

                                     LEASE

This Lease is made and entered into as of August 27, 1999 (the "Effective Date"), by and between LOS ALTOS - EL CAMINO ASSOCIATES, LLC, a California limited liability company ("Landlord"), whose address is c/o Sand Hill Property
Company, 30 East 4th Avenue, San Mateo, California   94401, and RAMBUS INC., a
Delaware corporation ("Tenant"), whose present address is 2465 Latham Street, Mountain View, California and whose address from and after the Rent Commencement Date (as defined below) for purposes of notices shall be the address assigned by the U.S. Postal Office to the Premises.

Landlord and Tenant agree to the provisions of this Lease, as follows:

     1.   Premises.
          --------

          1.1  Lease of Premises.  Subject to the provisions set forth below,
               -----------------
Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term, at the rental, and upon all of the other terms, covenants and conditions set forth herein, that certain 3-story building (the "Building") containing approximately 96,000 square feet of floor space to be constructed within the area of land encompassed by the parcel of land comprising an aggregate of approximately 2.9 acres of land situated in the City of Los Altos, County of Santa Clara, State of California, shown on the site plan attached as Exhibit "A-
                                                                     ----------
1" hereto and more particularly described in the legal description attached as
--
Exhibit "A-2" hereto (the "Original Parcel").  The Building shall be constructed
-------------
in approximately the location shown on Exhibit "A-1" attached hereto.  As of the
                                       -------------
Effective Date, Landlord does not own the Original Parcel, but Landlord's acquisition of the Original Parcel shall be a condition to the continued effectiveness of the Lease as more particularly set forth in Paragraph 2.2 below. Concurrently with Landlord's acquisition of the Original Parcel, Landlord intends to acquire that certain parcel of land (the "Second Parcel") located to the southwest of the Original Parcel and separated from the Original Parcel by an approximately 80 foot strip of land, which Second Parcel and strip of land are also shown on Exhibit "A-1" attached hereto. Subsequent to the
                          -------------
Effective Date, Landlord intends to subdivide the Original Parcel to accommodate development of the Building on a single parcel which comprises only a portion of the Original Parcel (the "Office Parcel") and development of other buildings which may include a hotel on one or more separate parcels comprising a portion of the Original Parcel (collectively, the "Remainder Parcel") and the Second
Parcel.   As of the Effective Date, Landlord anticipates that the Office Parcel will consist of approximately 1.44 acres of the Original Parcel, but Landlord shall be entitled to subdivide the Original Parcel in such a fashion that the Office Parcel is the minimum size for development of the Building thereon which the City of Los Altos is willing to permit, or alternatively if Landlord so chooses in its sole and absolute discretion the Office Parcel is any greater area of land permitted by the City of Los Altos. In all events, Landlord shall not construct on the Office Parcel any buildings other than the Building, except for the Parking Garage (defined below). Effective concurrently with recordation of a final subdivision map or parcel map creating the Office Parcel, or upon approval by the City of Los Altos of a lot line adjustment modifying the existing lot lines separating the Original Parcel from the Second Parcel to create the Office Parcel and recordation thereof in the Official Records of Santa Clara County, the parcel of land on which the Building is constructed shall be deemed reduced to only the Office Parcel. The portion of the Office Parcel which, after construction of the Building and subdivision of the Original Parcel into the Office Parcel and the Remainder Parcel, is not covered by the Building is hereinafter called the "Outside Areas." The parties acknowledge that this Lease is (i) a build to suit lease and that as of the Effective Date, the Building, the Parking Garage, and related improvements on the Office Parcel do not yet exist, but will be constructed prior to the Rent Commencement Date as provided in this Lease, and (ii) a lease of the Building only, and not a lease of any land underlying or surrounding the same or of the Parking Garage (although Tenant shall have certain rights to use the Outside Areas and Parking Garage as set forth in Paragraph 1.3 below). Landlord and Tenant shall work together in trying to obtain a permanent address for the Building which address is suitable to Tenant from among the choices, if any, therefor made available by the governmental entity (e.g. U.S. Post Office) in charge of assigning addresses for the improvements developed on the Original Parcel and the Second Parcel. Landlord acknowledges that Tenant desires the address of 4444 El Camino Real if such choice is available.

          1.2  Building Square Feet.  The number of square feet in the Building
               --------------------
(the "Building Square Feet") shall be determined promptly after Substantial Completion of Landlord's Work (as defined in Exhibit "B").
                                             -----------

The Building Square Feet, for purposes of this Lease, shall be equal to the gross square feet of floor area on all floors within the Building, measured from the exterior surface of the exterior walls of the Building for each such floor. Such measurement shall not include within Building Square Feet the area outside the exterior walls of the Building situated within balconies or under roof overhangs, but shall include (i) the entire floor plate for each floor of the Building measured as though the floor plate for such floor is a horizontal plane encompassing the entire area bounded by the exterior surfaces of the exterior walls of the Building, with absolutely no exclusions from Building Square Feet for any interior areas whatsoever including without limitation mechanical rooms, electrical rooms, interior elevators, stairwells, or other vertical penetrations, and (ii) the area within recessed areas on the exterior of the Building such as windows, entryways and doorways. Landlord shall cause its architect for Landlord's Work to determine and certify to Tenant and Landlord in writing the total Building Square Feet promptly upon Substantial Completion of Landlord's Work. The number of Building Square Feet so determined shall be deemed conclusively to be the number of Building Square Feet for all purposes under this Lease, provided that such number shall be no less than 91,000 square feet and no more than 101,000 square feet as provided in Exhibit "B."
                                                         ------------

          1.3  Outside Areas, Driveways, and Parking Garage.  During the Term,
               --------------------------------------------
and subject to the provisions of this Lease, Tenant shall have the exclusive right to use all portions of the Outside Areas, including all surface level parking areas within the Outside Areas. Notwithstanding the preceding sentence, and regardless whether the same are situated not only on the Office Parcel but also on any portion of the Remainder Parcel and the Second Parcel, during the Term (i) Tenant shall have a nonexclusive right to use the "north" driveway providing access from El Camino Real to the Parking Garage to be situated approximately as shown on Exhibit "A-1", and an exclusive right to use the ramp
                          -------------
leading from such driveway into the Parking Garage, and (ii) Tenant shall have a nonexclusive right to use the "south" driveway providing access from El Camino Real to the Parking Garage situated as shown on Exhibit "A-1." Furthermore, in
                                                --------------
the event the patio area shown on Exhibit "A-1" (the "Patio Area") is built,
                                  -------------
during the Term Tenant shall have an exclusive right to use the same even though the Patio Area may be situated on the Remainder Parcel rather than the Office Parcel. Subject to the provisions of Exhibit "B", Landlord shall construct a
                                      -----------
two-level underground parking garage situated under some or all of the Office Parcel and under some or all of the Remainder Parcel in approximately the location shown on Exhibit "A-1" (the "Parking Garage"). Subject to the
                  --------------
provisions of this Lease, Tenant and its employees and customers shall also have exclusive rights to park in the following portions of the Parking Garage: (i) a portion of the top or first underground level of the Parking Garage as shown on Exhibit "A-3", and (ii) the entire bottom or second underground level of the
-------------
Parking Garage. Tenant shall have the nonexclusive right to use the ramps and vehicle circulation areas of both levels of such parking garage. The nonexclusive rights referred to in this paragraph shall be in common with the rights of Landlord, tenants and other occupants of improvements from time to time existing on the Remainder Parcel and the Second Parcel, and their respective employees, agents, and other invitees, and further shall be subject to such rights as the local fire department and other governmental agencies may require with respect to use thereof. Tenant and its employees and other invitees shall not park in any portions of the Parking Garage except the portion with respect to which Tenant has exclusive parking rights as set forth above. Landlord shall not be obligated to tow cars or otherwise enforce Tenant's exclusive use and/or parking rights in the Outside Areas, the Patio Area, or the Parking Garage, and Tenant shall be solely responsible for enforcing the same. Except for Landlord's grant of parking rights to Tenant and its employees and customers as set forth in this paragraph, and except as required by Laws (e.g., with respect to the fire department and police), Landlord shall not grant to any entities rights to park in the Outside Areas or in the portion of the Parking Garage which is subject to Tenant's exclusive parking rights. Landlord in its sole discretion shall be entitled to establish the precise location, size, and configuration of such driveways, the Parking Garage, the Outside Areas, and the Patio Area, and to change the size, configuration, and improvements within the Outside Areas and the Patio Area from time to time, and to replace, remove, and or add to landscaping therein. Landlord shall be entitled from time to time temporarily to prevent public access to all or any portion of the Outside Areas, such driveways, and the Parking Garage in order to prevent a public dedication thereof, and in connection therewith shall use reasonable efforts to minimize any disruption of Tenant's use of such facilities. Additional provisions regarding Tenant's use of the Outside Areas, such driveways, the Patio Area and the Parking Garage are set forth in Paragraph 6.1(b) below. Nothing in this paragraph shall be construed to obligate Landlord to build the Patio Area.

     2.   Term and Delivery of Possession.
          -------------------------------

          2.1  Term.  The term of this Lease (the "Term") shall commence on the
               ----
date (the "Commencement Date") Landlord acquires fee title to the Original Parcel as evidenced by recordation of a deed conveying fee simple title to Landlord in the Official Records of Santa Clara County, and shall continue thereafter until the date which is ten (10) years after the Rent Commencement Date (as defined in Paragraph 3.1 below) (the "Initial Term"), unless extended pursuant to Paragraph 2.3 or sooner terminated pursuant to the provisions of this Lease or Laws. Landlord shall deliver possession of the Premises to Tenant upon Substantial Completion of Landlord's Work in order to permit Tenant to construct and install the Tenant Improvements in accordance with Exhibit "B".
                                                                 -----------
Prior to Substantial Completion of Landlord's Work, Tenant shall be entitled to enter onto the Premises to take measurements and to inspect the same subject to coordination with Landlord as to the timing of such entries to prevent any interruption or delay of Landlord's Work, and subject to the following sentences shall not enter onto the Premises for any other purpose. If prior to Substantial Completion of Landlord's Work Landlord determines in its reasonable discretion that Tenant's construction of the Tenant Improvements will not interfere with Landlord's schedule for completion of Landlord's Work, Landlord shall notify Tenant thereof. Tenant shall thereupon be entitled to commence and pursue construction of the Tenant Improvements (or such components thereof as Landlord expressly permits) in the Premises even though Substantial Completion of Landlord's Work has not yet occurred, provided that Tenant coordinates its construction work with Landlord so as to avoid interference with Landlord's Work remaining to be performed. In conjunction with any such early entry onto the Premises by Tenant to conduct Tenant Improvements work, Tenant shall use union labor for all of its work (other than with respect to customary Tenant contracted outfitting vendors such as furniture installers) prior to Substantial Completion of Landlord's Work if Landlord is using union labor so as to avoid labor disputes (and similarly shall use nonunion labor if all of Landlord's work force for Landlord's Work is nonunion labor). Tenant shall not occupy the Premises for purposes of conducting its regular business thereon until (i) Substantial Completion of the Tenant Improvements has been achieved, and (ii) Tenant has obtained all permits and approvals required by applicable governmental authorities permitting Tenant to use and occupy the Premises. Promptly after the Rent Commencement Date has occurred, Landlord and Tenant shall sign a written acknowledgment of the Commencement Date and the Rent Commencement Date and the scheduled expiration date of the Initial Term ten (10) years after the Rent Commencement Date. Upon any exercise by Tenant of an Option to extend the Term, Landlord and Tenant shall again sign a written acknowledgment of the then scheduled expiration date of the Term (as so extended). The failure of Landlord or Tenant to sign any such acknowledgments shall not affect the validity of this Lease or the commencement or expiration dates of the Term.

          2.2  Outside Dates for Commencement and Substantial Completion of
               ------------------------------------------------------------
Landlord's Work.  Landlord shall use its best efforts to acquire fee simple
---------------
title to the Original Parcel and to commence construction of Landlord's Work on or before the date which is ninety (90) days after the Effective Date. In the event Landlord has not acquired fee simple title to the Original Parcel and commenced construction of Landlord's Work on or before the date which is ninety
(90) days after the Effective Date, then either Landlord or Tenant may as their sole remedy in such event, by written notice to the other within five (5) days after such date, terminate this Lease, in which event Landlord shall return all sums deposited by Tenant with Landlord and the parties shall be released from all further obligations hereunder. Said ninety (90) day period of time shall be extended one day for each day of delay due to force majeure causes as provided in Paragraph 32.14 below. Landlord's acquisition of fee simple title to the Original Parcel shall be evidenced by recordation of a deed conveying to Landlord such title in the Official Records of Santa Clara County. Commencement of construction of Landlord's Work shall be deemed to occur when Landlord commences physical grading of the Original Parcel. In the event Landlord has not achieved Substantial Completion of Landlord's Work by November 15, 2000, Tenant shall be entitled to elect to terminate this Lease subject to the following. Tenant shall make such election, if at all, by delivery to Landlord of written notice to Landlord by November 20, 2000, specifying in detail the respects in which Substantial Completion of Landlord's Work has failed to occur. Time is of the essence with respect to the delivery of such notice. Upon actual receipt of such notice, Landlord shall have one hundred eighty (180) days within which to achieve Substantial Completion of Landlord's Work. If Landlord achieves Substantial Completion of Landlord's Work within such period of time, then the prior election to terminate shall be deemed rescinded and of no force or effect, and Tenant shall sign such documentation as Landlord may reasonably request (including an estoppel certificate) stating the same. If after receipt of such notice of Tenant's election to terminate Landlord does not achieve Substantial Completion of Landlord's Work within one hundred eighty (180) days, then as of the date which is the end of such one hundred eighty (180) day period of time, this Lease shall be deemed terminated, and the parties thereupon shall be released from all further obligations hereunder except to the extent such obligations have accrued under this Lease prior to such termination (e.g., indemnification obligations). The dates set forth above in this paragraph shall be deemed extended one day for each day of delay caused by force majeure causes as provided in Paragraph 32.14 below; provided that, whether or not force majeure causes continue to delay Substantial Completion of Landlord's Work, in no event shall such dates be so extended for more than 120 days by force majeure causes.

          2.3  Options to Extend Term.  Subject to the remaining provisions of
               ----------------------
this Paragraph 2.3 and Paragraph 3.7 below, Tenant shall have two (2) options (each such option herein called an "Option") to extend the Term for a period of five (5) years (each such five year period herein called an "Extended Term"). Each Option shall be exercised by Tenant, if at all, by delivery to Landlord of notice of such election to extend no later than three hundred sixty five (365) days prior to the then scheduled expiration date of the Term. Time is of the essence with respect to the date of exercise of each Option. Any exercise by Tenant of an Option, once made, shall be irrevocable, and Tenant shall have no right to rescind or revoke such Option exercise. At Landlord's sole and absolute election, to be exercised if at all by delivery of notice to Tenant that the Option exercise is invalid by the date which is no more than ninety
(90) days after Tenant delivers notice to Landlord that Tenant is exercising the Option, a purported exercise by Tenant of an Option shall have no force or effect if: (a) an Event of Default exists at the time of the purported Option exercise, (b) Tenant is attempting to exercise the second Option, but the first Option has not been exercised, or (c) two or more Events of Default have occurred within the three (3) year period of time immediately preceding Tenant's purported exercise of the Option. Each Extended Term shall be upon all of the terms and conditions of this Lease, except that the monthly Base Rent for such Extended Term shall be determined in accordance with Paragraph 3.7, and except that in no event shall there be more than the two Extended Terms provided in this Paragraph 2.3 (i.e., the Term shall not be extended to exceed an aggregate of twenty (20) years from the Rent Commencement Date). Upon commencement of any Extended Term, all references herein to the "Term" of this Lease shall be deemed to include such Extended Term.

     3.   Rent.
          ----

          3.1  Initial Base Rent.
               -----------------

               (a) Commencing on the Rent Commencement Date, and continuing thereafter during the Term, Tenant shall pay to Landlord for each calendar month of the Term of this Lease, monthly base rent (hereafter called "Base Rent"). The monthly Base Rent initially shall be equal to the product of Three Dollars and Thirty Five Cents ($3.35) multiplied by the Building Square Feet, as determined pursuant to Paragraph 1.2 above. Base Rent shall be subject to annual adjustment by increasing the same by 3% each year all as more particularly set forth in Paragraph 3.2. Tenant shall pay to Landlord upon Landlord's acquisition of title to the Original Parcel (as evidenced by recordation of a grant deed showing fee simple title in Landlord's name) estimated Base Rent for the first month after the Rent Commencement Date in the amount of Three Hundred Twenty One Thousand Six Hundred Dollars ($321,600) which sum shall be applied to the first sums of Base Rent payable by Tenant from and after the Rent Commencement Date.

               (b) The "Rent Commencement Date" shall mean the sooner of the following dates: (1) ninety (90) days after the date of Substantial Completion of Landlord's Work (as defined in Exhibit "B"), (2) the first date on which both
                                  -----------
Substantial Completion of the Tenant Improvements has occurred and Tenant has obtained a certificate of occupancy or its equivalent from the City of Los Altos authorizing Tenant's use and occupancy of the Premises, or (3) the date on which Tenant first occupies the Building for purposes of conducting its business therein. "Substantial Completion of the Tenant Improvements" shall mean substantial completion of construction of the Tenant Improvements subject only to punchlist items which will not unreasonably interfere with Tenant's use and occupancy of the Premises for the conduct of its business therein.

          3.2  Rental Adjustment.  During the Initial Term, the amount of
               -----------------
monthly Base Rent shall be increased as of the first and each succeeding annual anniversary of the Rent Commencement Date (each such date herein called a "Rent Adjustment Date"). The amount of monthly Base Rent shall be increased to an amount equal to one hundred three percent (103%) of the amount of the Base Rent in effect for the month immediately preceding such Rent Adjustment Date, as the same may previously have been adjusted pursuant to this Paragraph 3.2. In the event Tenant exercises any Option to extend the Term pursuant to Paragraph 2.3 above, then the amount of monthly Base Rent determined to be applicable as of the commencement of the Extended Term pursuant to Paragraph 3.7 shall be increased in accordance with the Base Rent Adjustment Mechanism determined to be applicable in accordance with Paragraph 3.7. For purposes of all rent adjustments pursuant to this Paragraph 3.2 or Paragraph 3.7, whether during the Initial Term or during any Extended Term, the amount of the Base Rent in effect for the month immediately preceding any increase in the amount of Base Rent shall not be reduced by the amount of any temporary rent abatement in the aftermath of damage and destruction of the Premises, or by the amount of any other rent abatement which may then be in effect other than any permanent rent abatement which may then be in effect in the aftermath of a partial Taking of the Premises pursuant to the condemnation provisions of this Lease.

          3.3  Manner of Payment.  Tenant shall pay to Landlord the Base Rent
               -----------------
calculated as set forth above in advance on the first day of each calendar month of the Term occurring on or after the Rent Commencement Date. All Base Rent and Additional Rent shall be payable without deduction, offset, or abatement, and without prior notice or demand, in lawful money of the United States to Landlord at the address stated in the preamble paragraph to this Lease or to such other places as Landlord may from time to time designate in writing. Tenant's obligation to pay Base Rent for any partial month shall be prorated based on the actual number of days in such month.

          3.4  Late Payment Charge.  If any installment of Base Rent or other
               -------------------
amount due from Tenant is not received by Landlord within seven (7) days after the date such amount is due hereunder, Tenant shall pay to Landlord an additional sum equal to six percent (6%) of the amount overdue. The seven (7) day period of time referred to in the preceding sentence shall be reduced to five (5) days if any late charge applicable to Landlord under any loan documents respecting all or any portion of the Office Parcel entitle the lender thereunder to a late charge in the event payments are not made thereunder within five (5) days or less after the due date thereunder. Such sum shall represent liquidated damages for, and a reasonable estimate of, Landlord's administrative costs of collection and costs and penalties which may be incurred by Landlord for late payment in connection with its loan encumbering the Premises, the exact amount
of which would be extremely difficult or impractical to fix.   Such late charge
shall be in addition to interest which shall accrue on any such overdue Base Rent or other sums as provided in Paragraph 18.4 or elsewhere in this Lease. Landlord's acceptance of such late charge shall not excuse any default by Tenant hereunder, and shall not preclude Landlord from pursuing any other rights and remedies it may have relating to such default.

          3.5  Additional Rent.
               ---------------

               (a) Tenant shall pay to Landlord from and after the Rent Commencement Date, in addition to the Base Rent, as additional rent ("Additional Rent"): (i) all Operating Expenses, as described in Paragraph 7; and (ii) all charges, costs and expenses which Tenant is required to pay hereunder, together with all late charges, interest, costs and expenses including attorneys' fees, that may accrue thereon in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of Tenant's default or breach of this Lease.

               (b) In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Base Rent.

          3.6  Amounts Payable on Landlord's Acquisition of Title to Original
               --------------------------------------------------------------
Parcel.  Tenant shall pay the following amount to Landlord and deposit the
------
letter of credit specified below upon Landlord's acquisition of title to the Original Parcel (as evidenced by recordation of a grant deed showing fee simple title in Landlord's name):

               (a)  Estimated first month's Base Rent            $  321,600.00

               (b)  Letter of Credit security deposit as set
                    forth in Paragraph 4                         $2,500,000.00

          3.7  Base Rent During Any Extended Term.
               ----------------------------------

               (a) In the event Tenant delivers to Landlord a notice exercising an Option pursuant to Paragraph 2.3 above, then by the date which is one hundred twenty (120) days before the date the Term would expire but for the exercise of such Option, Landlord shall deliver to Tenant a proposal setting forth the initial monthly Base Rent for the upcoming Extended Term based upon Landlord's determination of the fair market rental for the Premises in the condition in which Tenant is required to surrender the Premises upon termination of the Term, which proposal shall also specify the Base Rent Adjustment Mechanism (as defined below) which Landlord believes should be applicable during such Extended Term. If Tenant within twenty (20) days after receipt of such proposal agrees to such proposal, or fails to notify Landlord of its acceptance or rejection of such proposal (in which event Tenant shall be deemed to have agreed thereto), the amount of monthly Base Rent and the Base Rent Adjustment Mechanism set forth in such proposal shall be binding on Landlord and Tenant. Should Tenant object in writing to Landlord's proposal within twenty (20) days after receipt thereof, then during the twenty (20) day period following Tenant's objection to Landlord's proposal, Landlord and Tenant shall negotiate in good faith for the purpose of reaching an agreement regarding the amount of the monthly Base Rent and any applicable Base Rent Adjustment Mechanism during the Extended Term. In the event the parties fail to agree in a written instrument signed by both parties upon the amount of the initial monthly Base Rent and Base Rent Adjustment Mechanism for the Extended Term within such twenty (20) day period, the initial monthly Base Rent and Base Rent Adjustment Mechanism for the Extended Term shall be determined by arbitration in the manner hereafter set forth.

               (b) Each rental adjustment mechanism ("Base Rent Adjustment Mechanism") proposed by either party or selected by any arbiter appointed as set forth in this Paragraph 3.7 shall be applicable for an entire Extended Term, and shall contemplate an increase in the absolute amount of monthly Base Rent payable over time during such Extended Term based on market conditions as of the beginning of such Extended Term given the proposed starting rent for such Extended Term (for example, among numerous other possibilities: (i) periodic (e.g. annual) fixed increases; (ii) periodic increases based on Consumer Price Index increases; and (iii) periodic minimum and maximum percentage increases). In no event shall any Base Rent Adjustment Mechanism result in a decrease or in no increase in the absolute amount of monthly Base Rent payable over time during any Extended Term.

               (c) In the event it becomes necessary under Paragraph 3.2(a) to determine the initial fair market monthly Base Rent and Base Rent Adjustment Mechanism for any Extended Term by arbitration, the following procedures shall be utilized. Landlord and Tenant shall each appoint an arbiter within ten (10) days after the end of the twenty (20) day negotiation period referred to in the immediately preceding paragraph. Except as otherwise expressly provided in this paragraph, each arbiter appointed by Landlord and Tenant or any other entities pursuant to this paragraph shall be an individual person (not a corporation or other entity) who (i) is licensed in California as a real estate broker or real estate salesperson, (ii) has at least ten years (10) years of experience in leasing office space in Los Altos and Mountain View, California (the "Comparable Office Area"), and (iii) has during the twenty four (24) month period immediately preceding appointment of such person been the listing or cooperating broker or salesperson on leases (not including subleases or assignments of leases) entered into for premises within the Comparable Office Area which premises aggregate at least 50,000 square feet of space. Each arbiter so appointed by Landlord and Tenant shall determine the fair market monthly Base Rent for the Premises for the entire five (5) years of such Extended Term (i.e., an initial Base Rent amount, as well as a Base Rent Adjustment Mechanism which is appropriate to apply to such initial Base Rent amount during such Extended
Term). Such initial fair market monthly Base Rent and Base Rent Adjustment Mechanism for such Extended Term shall be determined based upon estimated prevailing comparable rentals during the Extended Term within a similar class of office buildings within the Comparable Office Area assuming the Premises are in the condition in which Tenant will be required to surrender the same to Landlord at the end of the Term, and further assuming for such purposes that Tenant shall be required to leave on the Premises any improvements therein which Tenant has made which are not equipment, furnishings, or movable personal property of Tenant to the extent the same add value to the Premises for successor tenants of the Premises and that all other improvements will be required to be removed from the Premises at the end of the Term. Such arbiters shall, within twenty one (21) business days after their appointment, make their determinations of the initial fair market monthly Base Rent and appropriate Base Rent Adjustment Mechanism for the Base Rent during the Extended Term and submit their written reports thereof to Landlord and Tenant. If only one report is submitted to Landlord and Tenant (e.g., because only one arbiter has been appointed), or if the initial Base Rent and Base Rent Adjustment Mechanism of the two arbiters are identical, then the determination set forth in such report(s) shall be final and binding on the parties as the initial Base Rent amount and applicable Base Rent Adjustment Mechanism. If the Base Rent Adjustment Mechanism of the two arbiters is identical, but the initial Base Rent amount differs by no more than five percent (5%), then the two Base Rent amounts shall be averaged and such averaged Base Rent amount together with such Base Rent Adjustment Mechanism shall be final and binding on the parties as the initial Base Rent amount and applicable Base Rent Adjustment Mechanism. Subject to the preceding sentence, if two reports are submitted and either the initial Base Rent amount or the Base Rent Adjustment Mechanism set forth in either report differs from that set forth in the other report, then the two arbiters, within ten (10) days after submission of the last report to both Landlord and Tenant, shall appoint a third arbiter meeting the qualifications set forth above. The role of the third arbiter shall be to select, within twenty (20) business days after his appointment, which of the two proposed initial Base Rent and Base Rent Adjustment Mechanisms determined by the first two arbiters most closely approximates the third arbiter's determination of initial Base Rent and Base Rent Adjustment Mechanism for the Extended Term taking into account the same factors and using the same assumptions referred to above which are applicable to the determinations made by the first two arbiters. The third arbiter shall have no right to propose a middle ground or any modification of either of the determinations made by the first two arbiters. The determination of initial Base Rent and Base Rent Adjustment Mechanism chosen by the third arbiter as most closely approximating his determination shall constitute the decision of the arbiters and be final and binding upon the parties, and not subject to appeal of any kind.

               (d) If either Landlord or Tenant fails to appoint an arbiter, or if an arbiter appointed by either of them fails, after his appointment, to submit his report within the required period in accordance with the foregoing, the report submitted by the arbiter properly appointed and timely submitting his report shall be controlling. If the two arbiters appointed by Landlord and Tenant are unable to agree upon a third arbiter within the required period in accordance with the foregoing, application shall be made within thirty (30) days thereafter by either Landlord or Tenant to the Appraisal Institute ("AI"), which shall appoint a member of said institute willing to serve as arbiter who has at least five (5) consecutive years experience during the five (5) years immediately preceding his appointment in appraising rental values for office space within the Comparable Office Area, or if such institute does not so appoint an arbiter, then either Landlord or Tenant may petition any California state court having jurisdiction for appointment of a suitable arbiter having a least five (5) consecutive years experience during the five (5) years immediately preceding his appointment in leasing (as a broker or salesperson) or appraising office space in the Comparable Office Area. Any third arbiter chosen by the first two arbiters or appointed by the AI or by court shall not have worked before in any capacity for either Landlord or Tenant, or for any of their respective general partners, managing members, officers, directors, shareholders having more than a 5% interest in any class of voting stock, real estate consultants, real estate brokers, and real estate attorneys, it being the intention of the parties that such third arbiter be independent of the parties so as to ensure an objective report. Each party shall pay the fee and expenses of its respective arbiter, and both shall share equally the fee and expenses of the third arbiter, if any. If at the time of any report required or desired hereunder the AI no longer exists, then any appraiser licensed or certified by its successor organization, or if there is no successor organization, then by any other nationally recognized appraisal institute, which appraiser otherwise meets the qualifications set forth above for an appraiser appointed as the third arbiter may be appointed and hired under this paragraph and shall be deemed an appropriate arbiter for purposes of this paragraph.

               (e) The parties intend that Landlord have the benefit of a floor Base Rent for any given Extended Term which floor is no less than the monthly Base Rent payable during the last year immediately preceding such Extended Term. Accordingly, notwithstanding anything to the contrary contained in this Lease, after the initial Base Rent amount and Base Rent Adjustment Mechanism for any Extended Term is determined pursuant to the foregoing provisions (i.e., whether by Tenant accepting Landlord's proposal, or by Tenant and

Landlord reaching agreement after negotiation, or by the arbitration process set forth above), Landlord shall be entitled to elect in its sole discretion to substitute in place thereof during such Extended Term the Base Rent Adjustment Mechanism so determined applied to the following initial Base Rent amount: (i) for the first Extended Term, an initial monthly Base Rent of Four Dollars and Thirty Seven Cents ($4.37) multiplied by the Building Square Feet (based on $3.35 psf escalated by 3% per year through the last year of the Initial Term), and (ii) for the second Extended Term, an initial monthly Base Rent equal to the last monthly Base Rent amount applicable during the first Extended Term. Landlord shall make such election, if at all, by notice thereof to Tenant within ten (10) days after the Base Rent and Base Rent Adjustment Mechanism is finally determined pursuant to any of the processes referred to above. If Landlord makes such an election with respect to the first Extended Term, then the initial Base Rent for the first Extended Term shall be Four Dollars and Thirty Seven Cents ($4.37) multiplied by the Building Square Feet, and such Base Rent shall thereafter be increased in accordance with the applicable Base Rent Adjustment Mechanism for the first Extended Term. If Landlord makes such an election with respect to the second Extended Term, then the initial Base Rent for the second Extended Term shall be the monthly Base Rent applicable during the last month of the first Extended Term, and such Base Rent shall thereafter be increased in accordance with the applicable Base Rent Adjustment Mechanism for the second Extended Term.

     4.   Security Deposit.  Concurrently with Landlord's acquisition of title
          ----------------
to the Original Parcel (as evidenced by recordation of a grant deed showing fee simple title in Landlord's name), Tenant shall deposit with Landlord as security for the faithful performance by Tenant of all of its obligations hereunder an unconditional irrevocable standby letter of credit (the "Letter of Credit").
The Letter of Credit shall be in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000), subject to later reduction as set forth in this paragraph. The Letter of Credit shall be in form reasonably satisfactory to Landlord. In all events, such form shall provide that Landlord may draw upon the Letter of Credit solely upon making demand to the issuing bank for the amount specified by Landlord in its demand, by certifying to the issuing bank that based on Landlord's best information and belief Landlord is entitled under the Lease to draw such amount, and by presenting evidence to the issuing bank of the identity of Landlord. Landlord shall not be required to satisfy any conditions in order to draw upon the Letter of Credit, it being understood that the Letter of Credit shall be unconditional and irrevocable. However, Landlord shall have access to the funds represented by the Letter of Credit only for the purposes and under the conditions set forth herein, and shall not make any such demand for a draw unless Landlord is entitled under this Paragraph 4 to draw upon the Letter of Credit. Tenant shall cause the Letter of Credit to be renewed on an annual basis and shall renew the same at least thirty (30) days prior to the scheduled maturity thereof each year (and deliver evidence thereof to Landlord promptly after such renewal). In the event Tenant fails timely to so renew the Letter of Credit, and continues to so fail to renew the Letter of Credit within five (5) days after written notice of such failure from Landlord, Landlord shall be entitled to draw the full amount of the Letter of Credit before expiration thereof, whereupon Landlord shall hold the same as a cash security deposit and shall be entitled to apply sums therefrom on the same basis as Landlord would otherwise have been entitled to draw sums from the Letter of Credit had the Letter of Credit been renewed; provided that, if Tenant thereafter obtains a new letter of credit satisfying the requirements of this paragraph, such new letter of credit shall be deemed the Letter of Credit hereunder, and promptly after such new Letter of Credit is issued to Landlord and Landlord is notified thereof, Landlord shall return such cash security deposit to Tenant. The preceding sentence shall not be deemed a limitation of Landlord's remedies for any such failure by Tenant to observe its obligations under this paragraph. Tenant shall cause the Letter of Credit, as the same may be renewed from time to time, to remain in effect until the later of ten (10) days after the expiration of the Term, or ten (10) days after Tenant has vacated the Premises. In the event Tenant fails to cause the Letter of Credit to remain in effect for such ten (10) day period following expiration of the Term or Tenant's vacation of the Premises, whichever later occurs, Landlord shall be entitled to draw the full amount of the Letter of Credit before expiration thereof without any obligation to give Tenant notice thereof, whereupon Landlord shall hold the same as a cash security deposit and shall be entitled to apply sums therefrom on the same basis as Landlord would otherwise have been entitled to draw sums from the Letter of Credit had the Letter of Credit remained in effect for such period of time. If Tenant fails to pay as and when due Base Rent or any other sums payable by Tenant hereunder and continues to fail to pay the same for five (5) business days after delivery to Tenant of notice thereof , or otherwise fails to perform any other obligation of Tenant under this Lease as and when obligated to perform the same and continues to fail to perform the same for five (5) business days after delivery to Tenant of notice thereof (except to the extent different notice periods or no notice periods are expressly specified pursuant to the preceding sentences of this paragraph), Landlord may draw from the Letter of Credit and use, apply or retain the proceeds therefrom to the extent (and only to the extent) applied
(i) to the payment of such sum which has not been paid, or (ii) to compensate Landlord for the payment of any other sum which Landlord incurs or becomes obligated to spend as a result of Tenant's failure to so perform its obligations and/or Landlord's cure of such failure by Tenant, or (iii) to compensate Landlord for any expenditures, loss or damage which Landlord may suffer thereby. The intent of the preceding sentence is to limit the amount of draws by Landlord against the Letter of Credit to sums actually applied pursuant to clauses (i) through (iii) of the preceding sentence. Landlord may draw and use, apply or retain such amounts without prejudice to any other remedy Landlord may have by reason of Tenant's failure to perform its obligations hereunder. If Landlord so draws all or any portion of the Letter of Credit, Tenant shall, within twenty
(20) days after demand in writing therefor, obtain and deposit with Landlord a new letter of credit on the terms specified above applicable to the Letter of Credit but only in the amount of the amount so drawn, and thereafter such new letter of credit together with the remaining undrawn balance of any one or more prior letters of credit constituting the Letter of Credit shall collectively herein be deemed the "Letter of Credit." Landlord shall not be required to keep any amounts drawn from the Letter of Credit separate from its general funds, and shall not be deemed a trustee with respect to such amounts. On the first anniversary of the Rent Commencement Date, and provided no Event of Default has occurred and is continuing as of such first anniversary of the Rent Commencement Date, Tenant shall be entitled to cause the amount of the Letter of Credit to be reduced to One Million Two Hundred Thousand Dollars ($1,200,000). On the second anniversary of the Rent Commencement Date, and provided no Event of Default has occurred and is continuing as of such second anniversary of the Rent Commencement Date, Tenant shall be entitled to cause the amount of the Letter of Credit to be reduced to Six Hundred Thousand Dollars ($600,000).

     5.   Taxes.
          -----

          5.1  Tenant's Personal Property.  Tenant shall pay directly to the
               --------------------------
charging authority prior to delinquency all taxes assessed against and levied upon Tenant's leasehold improvements (including the Tenant Improvements defined in Exhibit "B"), trade fixtures, furnishings, equipment and all other personal
   -----------
property and merchandise of Tenant situated in or about the Premises.

          5.2  Real Property Taxes.
               -------------------

               (a) From and after the Rent Commencement Date, in the event any lender who has provided Landlord a loan respecting the Premises requires impounding of real estate taxes, and Landlord so notifies Tenant of such impounding requirement, Tenant shall pay to Landlord as part of Operating Expenses pursuant to Paragraph 7 below Tenant's Share of all Real Property Taxes (as hereafter defined) levied with respect to the Taxable Property. The "Taxable Property" shall mean the Office Parcel and all improvements from time to time situated thereon, the Patio Area, the driveways described in Paragraph 1.3 and the ramps leading therefrom to the Parking Garage (which driveways and ramps for purposes of this Paragraph 5.2 only shall be deemed part of the Parking Garage), and the Parking Garage. Tenant's Share of Real Property Taxes levied with respect to the Office Parcel and all improvements from time to time situated thereon shall be 100%. Tenant's Share of Real Property Taxes levied with respect to the Patio Area and all improvements from time to time situated thereon shall be 100%. Tenant's Share of Real Property Taxes levied with respect to the Parking Garage shall be a fraction the numerator of which is the square footage of the portions of the Parking Garage with respect to which Tenant has exclusive parking rights, and the denominator of which is the square footage of the entire Parking Garage, with such square footage measurements made in the same fashion as Building Square Feet are determined pursuant to Paragraph 1.2. Notwithstanding the preceding sentence, Tenant's Share of Real Property Taxes respecting the driveways referred to above shall be 50%, and respecting the north ramp referred to above shall be 100%. From and after the Rent Commencement Date, during any period of time during the Term that impounding is not so required, Tenant shall pay Tenant's Share of all such Real Property Taxes directly to the taxing authority (and not as part of Operating Expenses) no later than the later of: (i) thirty (30) days before the same become delinquent, or (ii) if tax statements are sent to Landlord as the owner of the Premises instead of directly by the taxing authority to Tenant, fifteen (15) days after Landlord delivers to Tenant the tax bill or other written statement setting forth the amount to be paid by Tenant. Tenant shall deliver to Landlord reasonable evidence of the payment of any such Real Property Taxes paid directly to the taxing authority within five (5) days after payment thereof. Tenant shall pay Tenant's Share of all such Real Property Taxes for periods of time within the Term.

               (b) The term "Real Property Taxes" as used herein shall mean (i) all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay for any general or special assessments for public improvements, services, or benefits and any increases resulting from reassessments caused by any change in ownership, new construction, or change in valuation), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against or with respect to (a) the value, occupancy or use of the Taxable Property, (b) the fixtures, equipment, and other real or personal property of Landlord that are an integral part of the Taxable Property, (c) the gross receipts, income, and rentals from the Taxable Property, or (d) the use of the Taxable Property, public utilities, or energy within the improvements comprising the Taxable Property; (ii) all new excise, transaction, sales, privilege or other taxes now or hereafter imposed upon Landlord as a result of this Lease; and (iii) all costs and fees (including reasonable attorneys' fees) incurred by Landlord in contesting any Real Property Taxes and in negotiating with public authorities as to any Real Property Taxes to the extent such costs and fees do not exceed the anticipated monetary savings which would accrue to Tenant's benefit as a result thereof as reasonably determined by Landlord. If at any time during the Term the taxation or assessment of the Taxable Property and improvements thereon prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Taxes described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional tax or charge (i) on the value, use or occupancy of the Taxable Property or any portion thereto, (ii) on or measured by the gross receipts, income, or rentals from the Taxable Property or any portion thereof, or on Landlord's business of leasing the Taxable Property or any portion thereof, or (iii) computed in any manner with respect to the operation of the Taxable Property or any portion thereof, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of the Lease. Notwithstanding the foregoing, the term "Real Property Taxes" shall not include the state, inheritance, transfer, gift, franchise, or net income taxes of Landlord, and further shall not include any taxes assessed against the Remainder Parcel or the Second Parcel (except as expressly provided in Paragraph 5.2(a) above with respect to the driveways referred to in Paragraph 3.1, the ramp leading from the north driveway into the Parking Garage, the Patio Area, and the Parking Garage), or the business activities of the occupants thereof . For purposes of this paragraph, Taxable Property shall include all improvements within the Office Parcel, Patio Area, and the Parking Garage (including such driveways and ramp referred to above) as now constructed or as may at any time hereinafter be constructed, altered, or otherwise changed.

               (c) Real Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the Term at the commencement or expiration of the Term.

               (d) Landlord shall use reasonable efforts to cause the real estate tax assessor for Santa Clara County to separately assess the Parking Garage. In the event the Parking Garage is not separately assessed, the Real Property Taxes for the Parking Garage shall be an equitable portion of the taxes assessed against the property of which the Parking Garage is deemed a part, as reasonably determined by Landlord. The Real Property Taxes for the Patio Area and the driveways and north ramp shall be an equitable portion of the taxes assessed against the property of which such areas are deemed a part, as reasonably determined by Landlord.

               (e) Tenant at its cost shall have the right, at any time, to contest with the applicable taxing authority any amount of Real Property Taxes which has been paid by Tenant. Landlord shall not be required to join in any contest brought by Tenant unless the provisions of any law require that the contest be brought by or in the name of Landlord or any owner of the Premises, in which case Landlord shall join in the contest or permit it to be brought in Landlord's name as long as Landlord is not required to bear any cost. In the event any sum is awarded to Landlord as a result of Tenant's contest, Landlord shall reimburse the same to Tenant to the extent such sum represents overpaid Real Estate Taxes previously paid by Tenant.

     6.   Use.
          ---

          6.1  Permitted Uses.
               --------------

               (a) Tenant shall use the Building solely for general offices and lawful uses related thereto, and for no other use. In no event shall Tenant use the Premises or permit the Premises to be used for any use which would increase the number of parking spaces required to be made available for parking for the Premises beyond 4 per 1,000 square feet of Building Square Feet.

               (a) Tenant's parking rights respecting the Outside Areas and the Parking Garage as set forth in Paragraph 1.3 above shall be subject to the provisions of this paragraph. Tenant shall use such parking areas solely for purposes of parking vehicles used by its employees, clients, and contractors only for such period of time as such entities are working within the Premises or Outside Areas, or working for Tenant outside of the Premises. Tenant shall not permit any employees, clients, contractors or other entities within its control to use such parking areas for any purposes inconsistent with the preceding sentence. Neither Tenant nor its employees, clients, or contractors shall be obligated to pay any parking charge or fee for parking within such parking areas (subject to Tenant's obligation to pay for maintenance and operation of such parking areas as an Operating Expense pursuant to other provisions of this Lease). Notwithstanding the foregoing, and subject to applicable Laws, Tenant shall be entitled to use parking spaces in the Parking Garage within the portion of the Parking Garage available for Tenant's exclusive use for purposes of storing containers, provided that (i) such storage area is fenced and secured in a fashion suitable to Landlord in its reasonable judgment, (ii) the location of the parking spaces so utilized for storage is approved by Landlord which approval shall not unreasonably be withheld, (iii) Tenant maintains such spaces, and is solely responsible for all security relating thereto, (iv) the property and liability insurance required to be carried by Tenant under this Lease covers such storage area, (v) such use of parking spaces for storage does not reduce the number of parking spaces available for Tenant's exclusive use to below the minimum number of parking spaces required by the City of Los Altos to be made available for Tenant's parking and does not otherwise violate any Laws, and (vi) upon expiration or sooner termination of the Term, Tenant shall unless otherwise directed by Landlord in writing remove the fencing for such storage area and repair any damage to the Parking Garage resulting from such fencing such that the areas so affected are restored to their original condition subject only to reasonable wear and tear. Subject to applicable Laws, Tenant at its cost shall be entitled to purchase and install an electronic reader at the security gate installed as part of Landlord's Work at the entrance to the portion of the Parking Garage containing the parking spaces Tenant is entitled to use, provided that (i) the design, materials, location thereof and all other aspects thereof are approved by Landlord in advance of installation thereof, which approval shall not unreasonably be withheld, (ii) installation thereof is performed by a contractor and in a location and in a fashion satisfactory to Landlord in its reasonable discretion, and the timing of such installation is coordinated with Landlord so as not to interrupt any Landlord's Work or other work by Landlord on or about the Original Parcel and/or the Second Parcel, (iii) after installation thereof, Tenant maintains the same at its sole cost, and (iv) immediately upon installation thereof such reader shall be deemed the property of Landlord and Tenant shall have no right to remove the same. Tenant shall deliver to Landlord such keys, card, tokens, or other access devices as shall permit unobstructed access at all times by Landlord and Landlord's employees, contractors, agents to the Parking Garage. Tenant shall comply with and observe any reasonable rules and regulations from time to time promulgated by Landlord respecting the use of such parking areas and the Patio Area. Tenant shall comply with and observe the reasonable requirements and restrictions of any conditions, covenants, restrictions, and easements respecting the "north" and "south" driveways referred to in Paragraph 3.1 and recorded against title to any one or more of the Office Parcel, any parcels within the Remainder Parcel, and the Second Parcel. Tenant shall be entitled to place chairs and tables in the Patio Area which are of first class quality subject to Landlord's advance approval thereof which shall not unreasonably be withheld or delayed. Subject to the restrictions hereinafter set forth, Tenant and its employees shall be entitled to use the Patio Area solely for purposes of eating food from the cafeteria which Tenant anticipates will be situated in the Building immediately adjacent to the Patio Area and for social gatherings. Tenant shall comply with any and all requirements of any lender or insurer respecting the Remainder Parcel regarding Tenant's use of the Patio Area, including without limitation insurance naming the owner of the Remainder Parcel and such lender and insurers as additional insureds with respect to use of the Patio Area. Tenant acknowledges that the Patio Area will abut the contemplated development on the Remainder Parcel situated adjacent thereto, and that such development may entail hotel or other residential uses, and accordingly agrees not to create or generate in or from the Patio Area unreasonably loud noises at any time taking into consideration the contemplated residential use immediately adjacent thereto, or any significant noise whatsoever prior to 10:00 A.M. or after 8:00 P.M. Monday through Sunday. Tenant shall keep the Patio Area in a clean and trash free sanitary condition, with all garbage removed therefrom and all chairs and tables therein kept in good and safe condition and repair.

          6.2  Compliance with Laws.
               --------------------

               (a) Landlord warrants to Tenant that, as of the date of Substantial Completion of Landlord's Work, all improvements constructed by Landlord as part of Landlord's Work (specifically excluding any work performed by Tenant in the Premises prior to Substantial Completion of Landlord's Work) shall comply with all applicable laws, ordinances, codes, rules, orders, directions and regulations of lawful governmental authority (collectively, "Laws") regulating the condition of the Premises and in effect as of the date of Substantial Completion of Landlord's Work and shall not have any latent defects respecting materials or workmanship. The warranty set forth in the preceding sentence shall only be effective with respect to any written claim of a breach thereof delivered by Tenant to Landlord within one year from the date of Substantial Completion of Landlord's Work. For purposes of the preceding sentence, no claim shall be deemed effective unless it specifically identifies the Law which has not been complied with and each component(s) of Landlord's Work which is the subject of such noncompliance.

               (b) Landlord shall have no obligation to make any alterations, improvements, or repairs to the Premises unless otherwise expressly required in this Lease. Tenant acknowledges that its possession and use of the Premises is subject to all Laws regulating the use and occupancy of the Premises. Subject to Landlord's warranty set forth in Paragraph 6.2(a), Tenant, at Tenant's sole expense, shall promptly comply with all Laws and restrictive covenants of public record as may now or hereafter be in effect relating to or affecting the condition, use or occupancy of the Premises, including without limitation the obligation to make structural or nonstructural Alterations to the extent required to comply therewith. Notwithstanding the preceding sentence, if any structural Alterations to the Premises are required as a result of a change in Laws existing on the date of Substantial Completion of Landlord's Work or as a result of additional Laws enacted after the date of Substantial Completion of Landlord's Work which changed or additional Laws are applicable to buildings generally (including the Building) and are not applicable to the Premises because of Tenant's particular use of the Premises for general office use or any Tenant Improvements therein or Alterations thereto by Tenant, then Landlord shall cause such Alterations to be made, and the Amortized Portion (as defined below in Paragraph 6.2(c)) of such cost shall be deemed an Operating Expense under Paragraph 7.

               (c) The "Amortized Portion" of costs of items, as reasonably determined by Landlord, shall mean an amount equal to a fraction of the cost of such item the numerator of which is the lesser of (i) the number of years remaining in the Term, and (ii) the number of years of the estimated useful life of such item as reasonably determined by Landlord, and the denominator of which is the number of years of the estimated useful life of such item as reasonably determined by Landlord, with such amount amortized monthly over the remainder of the Term as of the date such cost is incurred assuming an interest rate (the "Assumed Interest Rate") equal to the rate of interest on any loan obtained by Landlord to pay for such item, or if Landlord does not obtain a loan to pay for such item, then assuming an interest rate equal to the rate of interest Landlord would have to pay if Landlord were to borrow such funds, as reasonably determined by Landlord. If Tenant later exercises any Option to extend the Term, upon commencement of each such Extended Term, Operating Expenses shall, if such item was not previously fully amortized pursuant to the preceding sentence, include an additional Amortized Portion of the cost of such item equal to a fraction the numerator of which is the lesser of (i) five, or (ii) the same number of years of the estimated useful life of such item as originally determined by Landlord as reduced by the number of years represented in the numerator determined pursuant to the preceding sentence, and the denominator of which is the same number of years of the estimated useful life of such item as originally determined by Landlord (with no reduction in such number reflecting any time which has passed since the item was made), with such portion amortized monthly over the five year Extended Term assuming interest thereon over such period at the Assumed Interest Rate.

          6.3  Hazardous Materials.
               -------------------

               (a) As used herein, "Hazardous Materials" means any hazardous, toxic, environmentally damaging or radioactive materials, substances or wastes, including, but not limited to, those materials, substances or wastes: (1) defined or listed as hazardous or extremely hazardous materials or wastes pursuant to Title 22, Division 4.5, Chapter 10 et seq., of the California Code of Regulations, as may be amended; (2) defined or listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601, et seq. and regulations promulgated thereunder, as may
                         ------
be amended; (3) defined or listed as hazardous or acutely hazardous wastes pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901,
et seq. and regulations promulgated thereunder, as may be amended; and/or (4)
------
which consists in whole or part of petroleum, petroleum fractions, petroleum products or petroleum distillates.

               (b) Tenant shall not cause or permit to be discharged from or about the Building and Outside Areas any Hazardous Materials. Without limiting the foregoing, Tenant shall not cause or permit to be discharged any Hazardous Materials into the groundwater or soils underlying or adjacent to the Office Parcel. Tenant shall provide Landlord with at least five (5) days prior written notice before bringing, using, or storing any Hazardous Materials on the Premises except for minor amounts thereof commonly used for office purposes (for example: white-out for correcting typing mistakes, toner in printers, and office cleaning supplies). Tenant shall not use, store, handle, or generate in, on, or about the Premises any Hazardous Materials except for minor amounts thereof commonly used for office purposes (for example: white-out for correcting typing mistakes, toner in printers, and office cleaning supplies), and then only to the extent such usage strictly complies with applicable Laws.

               (c) Tenant, at its sole expense shall comply with all applicable Laws respecting Hazardous Materials in connection with Tenant's activities and the activities of its agents, employees, contractors and invitees on or about the Premises. Tenant, at its sole cost, shall perform all investigations, clean-up and other response actions which may be required by any governmental authority respecting Hazardous Materials in, on, or about the Building, the Outside Areas, or the Parking Garage or the soils or groundwater underlying any one or more of the same resulting from or caused to exist by Tenant's activities and/or the activities of its agents, employees, contractors and invitees. Except as provided in the preceding sentence, Landlord, at its sole cost (and not as a cost passed through to Tenant as an Operating Expense), shall perform all investigations, clean-up and other response actions which may be required by any governmental authority in, on, or about the Premises respecting Hazardous Materials migrating from offsite onto the Office Parcel or into the soils or groundwater underlying the same or underlying the Parking Garage whether or not caused to exist by the activities of Landlord and/or the activities of Landlord's agents, employees, contractors and invitees.

               (d) Tenant shall indemnify, protect, defend (by legal counsel subject to Landlord's approval, which shall not unreasonably be withheld) and hold harmless Landlord from and against all costs (including, but not limited to, environmental response costs), expenses, claims, judgments, losses, demands, liabilities, causes of action, governmental directives, proceedings or hearings, including Landlord's attorneys' and experts' fees and costs, relating to the use, handling, generation, storage, transportation, release or disposal of Hazardous Materials by Tenant, its employees, agents, invitees or contractors on, in, beneath, about or from, the Building, the Outside Areas, the Parking Garage, or in the groundwater or land underlying the Building, Outside Areas, Parking Garage, or, in, on, or about any groundwater or land adjacent to, on, in the vicinity of the Building, Outside Areas, or Parking Garage, and/or relating to the breach of any of Tenant's obligations under this Paragraph 6.3. The foregoing indemnity shall include an obligation for Tenant to indemnify, protect, defend, and hold harmless Landlord from and against the cost of environmental consultants, attorneys, and other consultants as Landlord determines are appropriate to assist Landlord in (1) investigating the source, extent, and composition of such Hazardous Materials, (2) cleaning up or otherwise remediating the same, (3) dealing with any potential or actual liability of Landlord and/or Tenant respecting such Hazardous Materials, and (4) otherwise dealing with such Hazardous Materials. Tenant shall reimburse Landlord for (i) losses in or reductions to rental income resulting from Tenant's use, handling, generation, storage, transportation, release or disposal of Hazardous Materials; (ii) all costs of clean-up or other alterations to the Building, Outside Areas, and Parking Garage necessitated by Tenant's use, handling, generation, storage, transportation, release or disposal of Hazardous Materials; and (iii) any diminution in the fair market value of the Office Parcel, Remainder Parcel, and Second Parcel and any improvements thereon caused by Tenant's use, handling, generation, storage, transportation, release or disposal of Hazardous Materials.

               (e) Tenant shall notify Landlord in writing, immediately upon becoming aware of: (1) any environmental investigation, clean-up or other environmental response action requested, demanded, instituted or to be instituted by any person, including but not limited to a governmental entity, relating to any release or migration of Hazardous Materials on, in, beneath, to or adjacent to the Office Parcel; (2) any environmental investigation, cleanup or other environmental response action requested, demanded, instituted or to be instituted by any person, including a governmental entity, relating to the use, handling, generation, storage, transportation, release or disposal of Hazardous Materials on, in, beneath, about or from the Building and Outside Areas; (3) any claim or demand made or threatened by any person, including but not limited to a governmental entity, against Landlord or Tenant, or the Building and/or Outside Areas relating to damages, contribution, cost recovery, compensation, loss or injury relating to or claimed to result from any Hazardous Materials that have come to be located on or about the Building or Outside Areas; or (4) any data, workplans, proposals or reports submitted to any governmental entity arising out of or in connection with any Hazardous Materials on or about the Building or Outside Areas, including but not limited to any complaints, notices, warnings or asserted violations in connection therewith.

               (f) Landlord shall have the right, but not the obligation, in its sole discretion, to conduct from time to time an inspection of the Building and Outside Areas regarding Hazardous Materials on, in, beneath or about same. Landlord shall give Tenant forty-eight (48) hours advance notice of any such inspection, except in the event of an emergency situation in which event no notice shall be required. When conducting any such inspections, Landlord shall avoid unreasonably disrupting Tenant's activities. Tenant shall provide Landlord with reasonable cooperation to facilitate any such inspection by Landlord, its agents or representatives.

               (g) Under no circumstances shall Tenant install, temporarily or permanently, any underground or below-floor tanks relating to the use, storage or disposal of Hazardous Materials.

               (h) Prior to the expiration or termination of the Term, Tenant shall decontaminate, remove or close any equipment, improvements or facilities used by Tenant at the Premises in connection with Hazardous Materials, in full compliance with applicable Laws.

               (i) Landlord shall indemnify, protect, defend and hold harmless Tenant from and against all costs (including, but not limited to, environmental response costs), expenses, claims, judgments, losses, demands, liabilities, causes of action, governmental directives, proceedings or hearings, including Tenant's attorneys' and experts' fees and costs (collectively, a "Claim"), incurred to investigate and/or remediate any Hazardous Materials contamination in the soils or groundwater under the surface of the Premises which investigation or remediation is required by written mandate of lawful governmental authority having jurisdiction over such Hazardous Materials contamination, and only to the extent of Hazardous Materials situated in the soils or groundwater underlying the Premises (i) as of the Effective Date, or
(ii) caused to exist by the actions of Landlord or its employees, agents, or contractors in connection with Landlord's Work or otherwise. In satisfying its defense obligation pursuant to this paragraph, Landlord shall have the right in its sole discretion to select and control defense counsel. Landlord's indemnification and defense obligations under this paragraph shall not apply to the extent a subject Claim is based on Hazardous Materials contamination on or about the Premises caused by Tenant or any agent, contractor, or invitee of Tenant. Landlord warrants and represents that to the actual knowledge of Peter Pau, without any duty to inspect, there are no Hazardous Materials in the soils or groundwater under the surface of the Premises other than as is set forth in the environmental reports listed on Exhibit "C" hereto.
                                    ----------

               (j) To the extent any of the provisions of this Lease conflict with the provisions of Paragraph 6.3, the provisions of Paragraph 6.3 shall be controlling. The obligations of Tenant and Landlord under this Paragraph 6.3 shall survive the expiration of the Term.

          6.4  Restrictions on Use.  Tenant shall not use or permit the use of
               -------------------
the Premises in any manner that will tend to create waste on the Premises or constitute a nuisance to any neighboring building. Tenant shall not use any apparatus, machinery or other equipment in or about the Premises that may cause substantial noise or vibration or overload existing electrical systems, or otherwise place any unusual loads upon the floors, walls, or ceilings of the Building which may overload the Building or jeopardize the structural integrity of the Building or any part thereof, or the Parking Garage underneath the Building. Tenant shall not make any penetrations of the roof or exterior of the Building without the prior written approval of Landlord which shall not unreasonably be withheld; provided that, if so required by Landlord, all such work shall be performed by the roofing contractor who initially installed the roof of the Building in order to prevent voidance of any warranty obtained by Landlord from such roofing contractor with respect to labor and/or materials respecting the roof. No materials or articles of any nature shall be stored upon any portion of the Outside Areas unless located within an enclosure approved by Landlord. Tenant understands that Landlord desires to prevent unauthorized use of the parking facilities for the Premises given that parking spaces are in high demand in the vicinity of the Premises, and thus Tenant agrees not to use or permit any employees, agents, contractors, or other persons within its control to use the Parking Garage or any surface level parking areas within the Office Parcel for any purpose other than parking for the period of time that such person is working in the Premises or for Tenant off of the Premises. Without limiting the generality of the preceding sentence, Tenant shall not permit long term parking by persons within its control, except for valid business reasons which are directly related to the primary business conducted by Tenant on the Premises, and shall not grant rights to use such parking facilities to any persons other than its employees, agents, contractors, customers and other invitees involved in Tenant's primary business conducted on the Premises.

          6.5  Satellite Dish.  Tenant shall be entitled to install one or more
               --------------
satellite dishes on the roof of the Building provided that as to each such dish:
(i) the size, weight, height and other dimensions and features of such dish are approved by Landlord in writing prior to installation thereof, which approval shall not be unreasonably withheld; (ii) the installation and operation of such dish shall be in compliance with all Laws, (iii) Tenant at its expense shall pay for screening of such dish from view from all points at ground level by a screen of a weight, dimensions, and material that is reasonably satisfactory to Landlord, (iv) installation of the dish shall be performed at Tenant's expense by Landlord's roofing contractor who initially installed the roof so as not to invalidate any roof warranty benefitting Landlord, and (v) the cost of such dishes and installation thereof and roof work relating thereto shall not be deemed a Tenant Improvement Cost the cost of which is payable out of the Tenant's Improvement Allowance. Tenant shall be entitled to use such satellite dishes only for its normal and regular business operations from the Premises (e.g., no such dish shall operate as a repeater station which is part of a cellular network for which revenues can be or are obtained by Tenant for either such repeater station or cellular network).

     7.   Operating Expenses. Commencing on the Rent Commencement Date, Tenant
          ------------------
shall pay to Landlord as Additional Rent hereunder Tenant's Share of Operating Expenses as may be paid or incurred by Landlord during the Term. "Tenant's Share of Operating Expenses" shall mean: (i) 100% as to Operating Expenses for the Building and Outside Areas; (ii) 100% as to Operating Expenses for the Parking Garage which are segregated from Operating Expenses for the balance of the Parking Garage and allocated solely to the portion thereof in which Tenant has exclusive parking rights, (iii) 50% as to Operating Expenses for the Patio Area, and (iv) a fraction of all other Operating Expenses for the Parking Garage (i.e., those Operating Expenses which cannot be segregated as provided in clause
(ii) above), the numerator of which is the square footage of the portions of the Parking Garage with respect to which Tenant has exclusive parking rights, and the denominator of which is the square footage of the entire Parking Garage, with such square footage measurements made in the same fashion as Building Square Feet are determined pursuant to Paragraph 1.2, and (iv) notwithstanding the foregoing, 50% as to Operating Expenses relating solely to either of the two driveways referred to in Paragraph 3.1, 0% as to Operating Expenses for the ramp leading from the south driveway into the Parking Garage, and 100% of Operating Expenses for the north ramp leading from the north driveway to the Parking Garage.

          7.1  Definition.  Subject to the exclusions therefrom set forth
               ----------
below, the term "Operating Expenses" shall mean all costs and disbursements which Landlord shall pay or become obligated to pay in connection with maintaining, repairing, managing and operating the Premises, Outside Areas, Patio Area, the north and south driveways described in Paragraph 1.3 and the ramps leading therefrom into the Parking Garage (which driveways and ramps for purposes of this Paragraph 7.1 only shall be deemed a part of the Parking Garage), and Parking Garage, including, without limitation (i) Real Property Taxes (as defined in Paragraph 5.2(b)) to the extent not paid directly by Tenant pursuant to Paragraph 5.2 above, (ii) the insurance premiums and deductibles for insurance which

Landlord is required or entitled to maintain with respect to the Premises, Outside Areas, Patio Area and Parking Garage as described below in Paragraph 14,
(iii) the maintenance, repair and operation of the Premises, Outside Areas, Patio Area and Parking Garage including, but not limited to all labor, materials, supplies and services, and the cost of all maintenance contracts, used or consumed in performing Landlord's maintenance and repair obligations hereunder, (iv) landscaping maintenance and replacement (but not initial landscaping which is part of Landlord's Work), sign maintenance, restriping, reasphalting and patching costs related to the Outside Areas, Patio Area and Parking Garage, (v) wages and fees of all employees, contractors, agents, or other persons performing services in, on or about the Premises, Outside Areas, Patio Area or Parking Garage to the extent relating to the operation and maintenance of the Premises, Outside Areas, Patio Area and Parking Garage, including taxes, insurance and benefits relating thereto, (vi) the cost of all replacements of the HVAC system and roof membrane of the Building, and the Amortized Portion (as defined in Paragraph 6.2) of any other replacements, (vii) the Amortized Portion of Alterations or capital improvements to the Premises, Outside Areas, Patio Area and Parking Garage to the extent the same are required to be made by applicable Laws, and (viii) any costs for security personnel or security systems, if any, provided for the Parking Garage. Additionally, Operating Expenses shall include a management fee for management, operation and administration of the Premises, Outside Areas, Patio Area and Parking Garage whether performed by Landlord or a third party property manager, equal to 2% of the Base Rent payable for the period of time for which such Operating Expenses are payable. All costs payable by Tenant under this paragraph shall be payable by Tenant as part of Operating Expenses under Paragraph 7.

Notwithstanding anything to the contrary contained in this Paragraph 7, it is expressly understood that Operating Expenses do not include (i) amounts due under loans encumbering the Premises, or payments of rent under ground leases of the Premises, (ii) depreciation of the Building or of any building service equipment, (iii) brokerage commissions incurred in connection with leasing all or any portion of the Building, (iv) attorneys' fees, accounting costs, and other costs directly related to leasing space in the Building, except for reasonable fees therefor in the context of reviewing, negotiating, and/or drafting of any assignment or sublease proposed by Tenant; (v) physical damage to property caused by the active negligence or wilful misconduct of Landlord or its employees, agents, or contractors, (vi) expenses related to repairing construction defects in the Building shell or the breach of Landlord's warranty set forth in Paragraph 6.2(a) above, (vii) all costs incurred by Landlord to maintain, repair, and replace all or any portion of the exterior walls of the Building, the foundation, the structural components of the roof (but not including the roof membrane), and all other structural components of the Building, except to the extent required to comply with new or changed Laws pursuant to Paragraph 6.2(b) the Amortized Portion of which shall be included within Operating Expenses, (viii) all costs incurred by Landlord to investigate or remediate Hazardous Materials to the extent Landlord is not otherwise indemnified against such costs pursuant to Paragraph 6.3(d) above, (ix) costs incurred by Landlord for repairing damage which costs are actually recovered from insurance proceeds (or if Landlord fails to carry the insurance which it is required to carry under this Lease, the costs that would have been recovered from insurance proceeds had Landlord carried such insurance) or condemnation awards, (x) Landlord's overhead and administrative costs to the extent exceeding the management fee charge permitted pursuant to the provisions of this Paragraph 7.1,and (xi) to the extent recovered by Landlord, costs attributable to repairing or maintaining items which are covered by warranties, other contracts, or insurance maintained by Landlord.

          7.2  Payment of Tenant's Share. On or prior to the Rent Commencement
               -------------------------
Date, and thereafter within ninety (90) days after January 1 of each calendar year during the Term, Landlord shall notify Tenant of Tenant's Share of Operating Expenses reasonably estimated by Landlord for the following calendar year. Commencing on the Rent Commencement Date, and on the first day of every month thereafter, Tenant shall pay to Landlord, as Additional Rent, one-twelfth (1/12th) of such estimated Tenant's Share of Operating Expenses for the following calendar year. If at any time during any such period, Landlord concludes that Operating Expenses for such period will vary from Landlord's estimate, Landlord may, by written notice to Tenant, revise its estimate for such period and Operating Expense payments by Tenant for such period shall thereafter be based upon such revised estimate.

          7.3  Statement of Operating Expenses.  On or before the end of the
               -------------------------------
ninety (90) day period following January 1 of each calendar year or portion thereof for which Tenant has made estimated payments of or is liable for any Operating Expenses, Landlord shall furnish Tenant a statement with respect to such year showing Tenant's Share of Operating Expenses, and the total payments made by Tenant. Unless Tenant raises any objections to Landlord's statement within two (2) years after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Operating Expenses or Tenant's Share of Operating Expenses in such statement. Any amounts due Landlord or Tenant shall be paid in the manner set forth below. Landlord shall keep at Landlord's headquarters or at its property manager's office accurate and separate books of account and records for Operating Expenses. Tenant may, upon ten (10) days advance notice to Landlord, and no more than twice each calendar year during business hours and on the day(s) specified by Landlord, inspect such books and records at Tenant's sole cost.

          7.4   Annual Reconciliation.  If Tenant's Share of Operating Expenses
                ---------------------
for the year as finally determined exceeds the total payments made by Tenant based on Landlord's estimate, Tenant shall pay Landlord the deficiency within thirty (30) days after Tenant's receipt of Landlord's statement. If the total payments made by Tenant based on Landlord's estimate exceed the amount properly payable by Tenant, Landlord shall credit the excess amount to the next Operating Expenses payment due under this Lease, or upon expiration of the Term pay Tenant such excess amount within thirty (30) days after Tenant's receipt of Landlord's statement. Notwithstanding the preceding sentence, if Tenant's Share of Real Estate Taxes are paid as part of Operating Expenses, then any excess portion of Operating Expenses attributable to estimated Tenant's Share of Real Estate Taxes shall not be refunded at the time of such annual reconciliations unless and until such amounts are determined truly to be excess payments after reassessment (or supplemental assessment) of the Taxable Property following Landlord's acquisition thereof and completion of construction of Landlord's Work and the Tenant Improvements. To the extent any amounts collected as part of Operating Expenses for payment of Real Estate Taxes are placed in an interest bearing account, then any interest earned thereon while in such account shall be deemed earned by Tenant and at such time as such amounts are applied to Real Estate Taxes or returned to Tenant, as the case may be, shall be paid to Tenant. The provisions of this paragraph shall survive expiration of the Term.

          7.5   Prorations and End of Term.  For any partial calendar year at
                --------------------------
the commencement or termination of the Term, Tenant's Share of Operating Expenses for such year shall be prorated on the basis of a 365-day year. Notwithstanding the termination of this Lease, within thirty (30) days after Tenant's receipt of Landlord's statement regarding the determination of Tenant's Share of Operating Expenses for the calendar year in which the Term ends, Tenant shall pay to Landlord or Landlord shall pay to Tenant, as the case may be, an amount equal to the difference between Tenant's Share of Operating Expenses for such year, as finally determined, and the amount previously paid by Tenant toward such Operating Expenses. The provisions of this paragraph shall survive expiration or sooner termination of the Term.

     8.   Maintenance and Repairs.
          -----------------------

          8.1   Landlord's Obligations.  Except as provided in Paragraph 8.2
                ----------------------
below, Landlord shall keep in good and safe condition, order and repair, and replace as and if necessary the following items: (i) the roof structure and membrane, exterior walls, and foundation of the Building, (ii) the Outside Areas including without limitation all parking, landscaping, driveway, and other improvements and facilities in the Outside Areas, and (iii) the Parking Garage. Landlord shall exercise reasonable diligence in performing such maintenance and repairs as it is required to perform under this paragraph; provided that, Landlord shall have no obligation to make repairs under this Paragraph 8.1 until a reasonable time after Landlord's receipt of notice from Tenant of the need for such repairs or Landlord otherwise actually receives notice of the need for such repairs. In connection with all of Landlord's activities under this paragraph, Landlord shall make a reasonable effort to minimize any disruption of Tenant's business, provided that Landlord shall not be obligated to incur overtime costs to employ workers who work after normal business hours and on weekends. Except as otherwise specifically provided in Paragraph 15.5 below (damage and destruction), there shall be no abatement of rent or other sums payable by Tenant prior to or during any repairs by Tenant or Landlord, and Tenant waives all claims for loss of business or lost profits relating to any such repairs. All costs incurred by Landlord under this paragraph shall be deemed Operating Expenses payable by Tenant pursuant to Paragraph 7; provided that, all costs incurred by Landlord to maintain, repair, and replace all or any portion of the exterior walls of the Building, the foundation, the structural components of the roof (but not including the roof membrane), and all other structural components of the Building shall be borne by Landlord at its sole cost and expense and shall not be included in Operating Expenses. Tenant hereby waives the benefit of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good condition, order and repair. Tenant specifically waives all rights it may have under Sections 1932(1), 1941, and 1942 of the California Civil Code, and any similar or successor statute or law.

          8.2  Tenant's Obligations.  Commencing on the date of Substantial
               --------------------
Completion of Landlord's Work, Tenant shall, at Tenant's expense, keep in good condition, order and repair all of the following: (i) interior walls, interior surfaces of exterior walls, floors, ceilings, windows, doors, entrances, and all glass (including plate glass) located within the Premises; (ii) all plumbing, heating, air conditioning, ventilating, fire sprinklers, electrical, gas, sanitary sewer, lighting, and other Building facilities and systems (including underground conduits to the extent exclusively serving the Building and portions thereof within the walls or foundation of the Building or on the roof of the Building); and (iv) all other portions of the Premises other than the foundation of the Building, the roof structure of the Building, the roof membrane (subject to Tenant's obligation to obtain maintenance contracts respecting the same pursuant to this paragraph), the exterior walls of the Building, and other structural components of the Building. Tenant shall also maintain at its sole expense in good condition, order and repair its personal property and equipment located within the Premises. Notwithstanding anything to the contrary contained in this Lease, Tenant shall repair at its sole expense any damage caused to the Premises by Tenant or its agents, contractors, or invitees; provided that, subject to the requirements of the loan documents executed by Landlord and benefitting any lender having a lien against all or any portion of the Premises, Landlord shall make available to Tenant any insurance proceeds collected by Landlord (net of Landlord's costs of collecting the same) arising from any policy of property insurance carried by Landlord respecting such damage to the Premises. Tenant shall at its sole expense hire contractors who shall perform
(i) periodic (no less frequently than once every six months) performance of routine inspection and preventative maintenance of the following components of the Building: the roof membrane; life safety system; elevators; and heating, ventilation, and air conditioning system; and (ii) periodic (no less frequently than once every year) washing of all windows of the Premises (both interior and exterior surfaces). Such contractors shall be selected from a list of contractors reasonably acceptable to Landlord based on their experience, reputation, and quality of performance, all of whom shall carry appropriate liability insurance naming Landlord and Tenant as additional insureds. The contract between Tenant and such contractor(s) shall be in a form and substance reasonably acceptable to Landlord. Tenant shall arrange and pay for such janitorial service to the Premises as Tenant desires, and for any security personnel for the Premises as Tenant desires.

     9.   Alterations.
          -----------

          9.1  Landlord's Consent Required.  Subject to the following
               ---------------------------
provisions, Tenant shall not, without first obtaining Landlord's prior written consent which consent shall not unreasonably be withheld, make any alterations, improvements (including the Tenant Improvements), additions, or utility installations (collectively called "Alterations") in, on or about the Premises. As used in this Paragraph 9.1, the term "utility installation" means power panels, wiring, fluorescent fixtures, space heaters, conduits, air conditioning and plumbing equipment, lines, and materials. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not make any Alteration which increases or reduces the Building Square Feet, and Landlord shall have no obligation to consent to any such Alteration. Tenant at its sole cost shall cause to be prepared by an architect or design engineer detailed plans and specifications respecting any proposed Alterations that Tenant desires to make to the Premises. Whether or not Landlord's consent thereto is required before Tenant can make such Alterations, Tenant shall deliver a copy of such plans and specifications to Landlord at least ten (10) days before commencing such Alterations. Landlord shall not unreasonably withhold any requested consent to proposed Alterations or delay giving its consent to or disapproval of proposed Alterations more than ten (10) days after submission by Tenant to Landlord of such detailed plans and specifications and a written request by Tenant for Landlord's consent to such Alterations. Notwithstanding the foregoing, Tenant shall not be obligated to obtain Landlord's prior written consent for Alterations which do not (i) affect the structural components of the Building,
(ii) entail any penetration of the roof membrane, or (iii) affect the elevator or the electrical, gas, plumbing, fire sprinklering or HVAC systems of the Building. Prior to construction or installation of any Alterations, Landlord may require Tenant to provide Landlord, at Tenant's expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alterations, to insure Landlord against any liability resulting from the construction of any such Alterations, including mechanic's and materialmen's liens, and to insure completion of the work. Should Tenant make any Alterations requiring the prior written consent of Landlord without obtaining such consent, then in addition to any other remedies Landlord may have under this Lease for Tenant's breach of its obligations hereunder, Landlord shall be entitled to require Tenant immediately to remove the same at Tenant's expense upon demand by Landlord and to repair any damage to the Premises occasioned by such removal. Notwithstanding any consent that Landlord may give with respect to proposed Alterations, such consent shall not imply that Landlord has checked or insures compliance thereof with applicable Laws, nor that Landlord approves the design thereof, and as between Tenant and Landlord, Tenant alone shall have sole responsibility and liability for ensuring compliance thereof with Laws and the safety of the design thereof. Tenant shall give Landlord notice of the commencement of construction of any Alterations concurrently with or immediately prior to such commencement so that Landlord may post notices of nonresponsibility relating thereto within ten (10) days after such commencement of construction.

          9.2  Permits and As-Built Plans.  Tenant shall not make any
               --------------------------
Alteration until Tenant first acquires all permits required to make such Alteration from all appropriate governmental agencies and furnishes a copy thereof to Landlord prior to commencement of the work. Tenant shall comply with all conditions of said permits in a prompt and expeditious manner, all at Tenant's sole expense. Upon completion of any Alteration, Tenant, at Tenant's sole cost, shall immediately deliver to Landlord "as-built" plans and specifications therefor.

          9.3  Construction Work Done by Tenant.  All construction work
               --------------------------------
required or permitted to be done by Tenant shall be performed by a contractor licensed to do business in California and the County of Santa Clara in a prompt, diligent, and good and workmanlike manner, and shall not diminish the value of the Building. Furthermore, all such construction work shall conform in quality and design with the Premises existing as of the time such work is performed. In addition, all such construction work shall be performed in compliance with all applicable statutes, ordinances, regulations, codes and orders of governmental authorities and insurers of the Premises. Tenant or its agents shall obtain and pay for all licenses and permits necessary therefor. Tenant shall give Landlord notice of the date of commencement of any work in the Premises not less than ten
(10) days prior thereto, and Landlord shall have the right to post notices of non-responsibility or similar notices in or on the Premises in connection therewith.

          9.4  Roof Repairs.  All installation of air conditioning equipment
               ------------
and duct work requiring penetration of the roof shall be properly flashed and caulked. Any electrical or refrigeration conduits or other piping or materials installed by Tenant in the Building shall be installed beneath the surface of the roof (and not on the surface of the roof), and Tenant shall thereafter repair and re-roof the affected portions of the roof surface. Notwithstanding the foregoing, any conduits and other equipment placed by Tenant on the roof shall be elevated and supported by Tenant so as not to inhibit drainage or Landlord's repair of the roof pursuant to Paragraph 8.1. Nothing in this paragraph shall be construed to allow Tenant or any of its employees, agents, contractors, or invitees to go upon the roof of the Building, which is strictly prohibited without the prior written consent of Landlord; except that, Tenant's General Contractor pursuant to Exhibit "B" of this Lease and its subcontractors
                               -----------
shall be entitled to go upon the roof of the Building solely for purposes of construction of the Tenant Improvements and subsequent performance of warranty work in connection with repairs or curing defects in construction of the Tenant Improvements; and further except that, Tenant's contractors hired for routine inspection and maintenance of the roof membrane pursuant to Paragraph 8.2 above shall be entitled to go upon the roof solely for purposes of performing such inspection and maintenance. Notwithstanding anything to the contrary contained in this Lease, Tenant shall obtain Landlord's prior approval of the location and size of any penetrations (of any depth) made by Tenant or its contractors into or through the roof of the Building, shall if so required by Landlord have such penetrations performed by the roofing contractor who initially installed the roof of the Building so as not to void any warranty obtained by Landlord for labor and/or materials in connection therewith, and shall at Tenant's sole expense repair any damage to the roof (including loss of structural integrity) occasioned thereby to the reasonable satisfaction of Landlord.

          9.5  Title to Alterations.  Any Alterations which may be made on the
               --------------------
Premises shall remain upon and be surrendered with the Premises at the expiration or sooner termination of the Term, and shall become the property of Landlord at that time. Without limiting the generality of the foregoing, all heating, lighting, electrical (including all wiring, conduits, main and subpanels), air conditioning, immovable partitioning (i.e. affixed to ceiling or walls), drapery, and carpet installations made by Tenant, regardless of how affixed to the Premises, together with all other Alterations that have become an integral part of the Premises, shall not be deemed trade fixtures or Tenant's equipment, and shall remain upon and be surrendered with the Premises at the expiration or sooner termination of this Lease, and shall become the property of the Landlord at that time. Notwithstanding the provisions of this Paragraph 9.5, Tenant's furnishings, movable partitioning (i.e. not affixed to ceilings or walls), and computers shall remain the property of Tenant and may be removed by Tenant at any time during the Term provided Tenant at Tenant's expense immediately after removal repairs any damage to the Premises caused thereby. Notwithstanding anything to the contrary contained in this Paragraph 9.5, title to the Tenant Improvements specified on Exhibit "D" (which
                                                             -----------
items are allocable to Tenant's Improvement Allowance paid by Landlord) shall belong to Landlord from the time such Tenant Improvements are constructed or installed on the Premises, regardless whether Tenant has any obligation to maintain the same during the Term and/or to restore the same in the event of damage or destruction of the Premises, it being the intention of the parties that Landlord, and not Tenant, has all rights to depreciate such items for income tax purposes. The parties acknowledge that Exhibit "D" is not available
                                                  -----------
as of the Effective Date. Landlord and Tenant shall attach such exhibit to this Lease when Tenant has prepared the Approved Plans as specified in Exhibit "B,"
                                                                  ------------
and prior to Tenant starting construction of the Tenant Improvements. In no event shall Tenant commence construction of the Tenant Improvements before Exhibit "D" is agreed to by both Landlord and Tenant and attached as an exhibit
-----------
to this Lease. Such exhibit shall specify Tenant Improvements the allocable Tenant Improvement Costs for which in the aggregate are no less than the Tenant's Improvement Allowance. In the event estimated Tenant Improvement Costs are in excess of the Tenant's Improvement Allowance, and Tenant and Landlord disagree as to what should be included on said exhibit, Landlord shall choose the items to be so listed based on its reasonable determination of the items most likely to be reusable by a successor tenant. Landlord and Tenant shall use their best efforts to reach agreement on the contents of such exhibit so as not to delay Tenant's commencement of construction of the Tenant Improvements.

     10.   Mechanics' Liens. Tenant shall keep the Premises free from any liens
          ----------------
arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the rate of fifteen percent (15%) per annum, or the maximum rate permitted by law, whichever is less.

     11.  Utilities.  Tenant shall pay when due directly to the charging
          ---------
authority all charges for water, gas, electricity, telephone, internet, cable, refuse pickup, janitorial services, and all other utilities and services supplied or furnished to the Building or Outside Areas during the Term, together with any taxes thereon. In no event shall Landlord be liable to Tenant for failure or interruption of any such utilities or services, unless caused by the willful misconduct of Landlord, and no such failure or interruption shall entitle Tenant to terminate this Lease or to withhold rent or other sums due hereunder. Landlord shall not be responsible for providing security guards or other security protection for all or any portion of the Premises, the Outside Areas, or the Parking Garage, and Tenant shall at its own expense provide or obtain such security services as Tenant shall desire to insure the safety of thereof (provided that, if Landlord does provide such services, then such services shall be an Operating Expense pursuant to Paragraph 7). Tenant shall hire such janitorial services as it desires, and Landlord shall have no responsibility or liability relating to janitorial services for the Premises.

     12.  Indemnity. Tenant shall indemnify, protect, defend, and hold
          ---------
harmless Landlord from and against any and all claims, damages, loss, proceedings, causes of action, costs, expense or liability due to, but not limited to, bodily injury, including death resulting at any time therefrom, and/or property damage, now or hereafter arising from any act, work or things done or permitted to be done or otherwise suffered, or any omission in or about the Premises, the Outside Areas, and the Parking Garage by Tenant or by any of Tenant's agents, employees, contractors, or invitees, or from any breach or default by Tenant in the performance of any obligation on the part of Tenant to be performed under the terms of this Lease, except to the extent such damage, loss, expense or liability is caused by the willful misconduct of Landlord or its agents, employees, or contractors. Tenant shall also indemnify Landlord from and against all damage, loss, expense (including without limitation, attorneys' fees, costs of investigation, and expert witness fees), and liability incurred or suffered by Landlord in the defense of or arising out of or resulting from any claim or any action or proceeding brought thereon. In the event any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense with counsel reasonably satisfactory to Landlord. The obligations of Tenant contained in this paragraph shall survive the expiration or sooner termination of this Lease.

     13.  Waiver of Claims.  Except to the extent caused by Landlord's wilful
          ----------------
misconduct, Tenant hereby waives any claims against Landlord for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, or for injury or death of Tenant's agents, employees, invitees, or any other person in or about the Premises, the Outside Areas, and the Parking Garage from any cause whatsoever, regardless of whether the same results from conditions existing thereupon or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Notwithstanding the foregoing, Tenant waives all claims against Landlord for loss of business or other consequential damages regardless of the cause thereof, including without limitation Landlord's negligence or wilful misconduct.

     14.  Insurance.
          ---------

          14.1 Tenant's Liability Insurance.  Commencing on the date of
               ----------------------------
Substantial Completion of Landlord's Work, or if Tenant enters onto the Premises to construct Tenant Improvements prior to such date then on the date Tenant so enters onto the Premises to construct Tenant Improvements, and continuing thereafter through the entire Term, Tenant shall, at its sole cost and expense, obtain and keep in force either comprehensive general liability insurance or commercial general liability insurance applying to the condition, use, occupancy, and maintenance of the Premises and the business operated by Tenant, or any other occupant, on the Premises and applying to the use of the Outside Areas and the portion of the Parking Garage used by Tenant. Such insurance shall include broad form contractual liability insurance coverage insuring all of Tenant's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Five Million Dollars ($5,000,000). All such policies shall be written to apply to all bodily injury, property damage, personal injury and other covered loss, however occasioned.
All such policies shall be endorsed to add Landlord and any lender or other party named by Landlord as an additional insured and to provide that any insurance maintained by Landlord shall be excess insurance only. Such coverage shall also contain endorsements: (i) including employees as additional insureds; and (ii) providing for coverage of employer's automobile non-ownership liability. All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insureds; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Tenant shall also maintain Workers' Compensation insurance in accordance with California law, and employers liability insurance with a limit no less than One Million Dollars ($1,000,000) per employee and One Million Dollars ($1,000,000) per occurrence. The limits of all insurance described in this Paragraph 14.1 shall not, however, limit the liability of Tenant hereunder. Not more frequently than once each calendar year, if any lender of Landlord who has provided financing to Landlord respecting the Premises requires the amount of insurance required hereunder to be increased, Tenant shall increase said insurance coverage as so required by such lender; provided that, in no event shall any such increase result in an increase in the premium therefor of greater than twenty five percent (25%) of the amount of the premium during the preceding year of the term of this Lease. The failure of Landlord to require any additional insurance coverage at any time shall not relieve Tenant from the obligation to provide increased coverage at any later time or relieve Tenant from any other obligations under this Lease.

          14.2 Landlord's Liability Insurance.  Landlord shall maintain a
               ------------------------------
policy or policies of comprehensive general liability insurance insuring Landlord (and such other persons as may be designated by Landlord) against liability for personal injury, bodily injury or death and damage to property occurring or resulting from an occurrence in, on, or about the Premises with a combined single limit of not less than Five Million Dollars ($5,000,000), or such greater coverage as Landlord may from time to time determine is reasonably necessary for its protection. Landlord shall also maintain a policy or policies of comprehensive general liability insurance insuring Landlord (and such other persons as may be designated by Landlord) and naming Tenant as an additional insured, and insuring against liability for personal injury, bodily injury or death and damage to property occurring or resulting from an occurrence in, on, or about the Outside Areas and the Parking Garage with a combined single limit of not less than Five Million Dollars ($5,000,000), or such greater coverage as Landlord may from time to time determine is reasonably necessary for its protection.

          14.3 Property Insurance.
               ------------------

               (a) Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, but excluding coverage of the Tenant Improvements and other Alterations of Tenant, and excluding coverage of merchandise, fixtures, and equipment of Tenant, in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), including boiler and machinery coverage and an inflation endorsement, cost of code compliance, fire sprinkler leakage, and at Landlord's election (or if otherwise required by any loan documents executed by Landlord and benefitting a lender holding a lien against all or any portion of the Premises) of flood and/or earthquake. In addition, Landlord shall obtain and keep in force, during the term of this Lease, a policy of rental loss insurance covering a period of one year, commencing on the date of loss, with proceeds payable to Landlord, which insurance may also cover all Operating Expenses and other sums payable by Tenant to Landlord hereunder for said period. Tenant shall have no interest in or right to the proceeds of any such insurance carried by Landlord.

               (b) Commencing on the date of substantial completion of the Tenant Improvements, Tenant shall, at Tenant's sole expense, obtain and keep in force during the term of this Lease, a policy of fire and extended coverage insurance including a standard "all risk" endorsement, and a sprinkler leakage endorsement (if the Premises shall be sprinklered), insuring the Tenant Improvements and any other Alterations of Tenant within the Premises for the full replacement value thereof, as the same may increase from time to time due to inflation or otherwise. During the period of time that Tenant is constructing Tenant Improvements, Tenant shall at its sole cost and expense obtain and carry course of construction insurance covering the full replacement cost of all Tenant Improvements in place as of the date of occurrence of damage and insuring against fire and other perils included within extended coverage insurance which includes a standard "all risk" endorsement and an earthquake endorsement if Landlord then carries earthquake insurance pursuant to Paragraph 14.3 above. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured and, provided such insurance proceeds are used for such repair and replacement, Landlord shall have no interest in such insurance proceeds.

          14.4 Payment.  The cost of premiums and deductibles for insurance
               -------
obtained by Landlord pursuant to Paragraphs 14.2 and 14.3(a) shall be included within Operating Expenses payable by Tenant pursuant to Paragraph 7. Landlord may obtain liability insurance and property insurance for the Premises, Outside Areas, and Parking Garage separately, or together with other buildings and improvements under blanket policies of insurance. In the latter case Operating Expenses shall include only such portion of the premiums for such blanket policies as are allocable to the Premises, Outside Areas, and Parking Garage as reasonably determined by the insurer or Landlord. If the Term does not commence or expire concurrently with the commencement or expiration, respectively, of the period covered by such insurance, the premiums shall be prorated on an annual basis and only such prorated portion shall be included in Operating Expenses.

          14.5 Insurance Policies.  The insurance required to be obtained by
               ------------------
Tenant pursuant to Paragraphs 14.1 and 14.3(b) shall be primary insurance and
(a) shall provide that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord, (b) as to any liability insurance, shall contain a deductible amount no greater than Twenty Five Thousand Dollars ($25,000), (c) shall be carried with companies licensed to do business in the State of California with a general policyholder's rating of not less than "A-" and a financing rating of not less than Class "X," as rated by the most current available "Bests" Insurance Reports (or a comparable rating designated by Landlord if Bests no longer issues such ratings), and (d) shall specifically provide that such policies shall not be subject to cancellation, reduction of coverage or other change except after at least thirty (30) days prior written notice to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premium thereon, shall be deposited with Landlord on or prior to the date of Substantial Completion of Landlord's Work, and in all events before Tenant enters onto the Premises to construct or install Tenant Improvements or for any other purpose, and upon each renewal of such policies, which shall be effected not less than thirty (30) days prior to the expiration date of the term of such coverage. Tenant shall not do or permit to be done anything which invalidates any of the insurance policies referred to in Paragraphs 14.1, 14.2, and 14.3.

         14.6  Waiver of Subrogation.  Tenant and Landlord each hereby waives
               ---------------------
any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, to the extent such loss or damage is insured against under any insurance policy carried by Landlord or Tenant and in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

         14.7  No Limitation of Liability.  Landlord makes no representation
               --------------------------
that the limits of liability for insurance specified to be carried by Tenant or Landlord under the terms of this Lease are adequate to protect any party. If Tenant believes that the insurance coverage required under this Lease is insufficient to adequately protect Tenant, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

    15.   Damage or Destruction.
          ---------------------

         15.1  Partial Damage-Insured.  If at any time during the Term the
               ----------------------
Premises are damaged to the extent that the Estimated Restoration Time (as defined below) is one hundred eighty (180) days or less, and if such damage was caused by an act or casualty covered under an insurance policy required to be maintained pursuant to Paragraph 14.3(a), and if the proceeds of such insurance received by Landlord are sufficient to repair the damage, and if Landlord is permitted, under all applicable Laws, to restore the Premises to their prior condition, Landlord shall at Landlord's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect.

         15.2  Partial Damage-Uninsured.  Subject to the provisions of
               ------------------------
Paragraph 15.3, if at any time during the Term the Premises (other than the Tenant Improvements and other Alterations) are damaged and the insurance proceeds received by Landlord are not sufficient to repair such damage, or such damage was caused by an act or casualty not covered under an insurance policy required to be maintained by Landlord pursuant to Paragraph 14.3(a), Landlord may at Landlord's option either (a) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (b) give written notice of termination of this Lease to Tenant within thirty (30) days after the date of the occurrence of such damage, with the effective date of such termination to be the date of the occurrence of such damage. In the event Landlord gives such notice of termination of this Lease, Tenant shall have the right, within twenty (20) days after receipt of such notice, to agree in writing on a basis satisfactory to Landlord to pay for the entire cost of repairing such damage less only the amount of insurance proceeds, if any, received by Landlord, in which event the notice of termination shall be ineffective and this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within such twenty (20) day period this Lease shall be terminated pursuant to such notice of termination by Landlord.
Landlord shall have no further obligation to repair such damage from and after the date of any such notice of termination by Tenant.

         15.3  Total Destruction.  If at any time during the Term the Premises
               -----------------
are destroyed to the extent that the Estimated Restoration Time is more than one hundred eighty (180) days from any cause whether or not covered by the insurance maintained by Landlord pursuant to Paragraph 14.3(a), or if, regardless of the extent of the damage, Landlord is not permitted under all applicable Laws to restore the Premises to the condition which existed prior to the casualty, this Lease shall at the option of Landlord terminate as of the date of such destruction. Landlord shall exercise its right to terminate this Lease by delivery of notice of termination to Tenant within thirty (30) days after the date that Tenant notifies Landlord of the occurrence of such damage. If Landlord does not terminate this Lease pursuant to the foregoing provisions of this Paragraph 15.3, then at Landlord's sole expense Landlord shall commence the repair of such damage as soon as reasonably possible after expiration of the thirty (30) day period of time during which Landlord can terminate this Lease pursuant to the foregoing provisions of this Paragraph 15.3, and thereafter diligently continue such repair work until completion thereof, and this Lease shall continue in full force and effect. Landlord shall have no further obligation to repair such damage from and after the date of any such notice of termination by Tenant. In the event Landlord gives notice of termination of this Lease pursuant to the preceding provisions of this Paragraph 15.3, and restoration of the Premises to the condition existing prior to the casualty is permitted under all applicable Laws, then notwithstanding such notice of termination, Tenant shall have the right, within twenty (20) days after receipt of such notice, to agree in writing on a basis satisfactory to Landlord to pay for the entire cost of repairing such damage less only the amount of insurance proceeds, if any, received by Landlord, in which event (i) the notice of termination from Landlord shall be ineffective, (ii) this Lease shall continue in full force and effect, and (iii) Landlord shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within such twenty (20) day period this Lease shall be terminated pursuant to such notice of termination by Landlord.

         15.4  Damage Near End of Term.  Notwithstanding anything to the
               -----------------------
contrary in Paragraph 15, if the Premises (exclusive of Tenant's trade fixtures, equipment, merchandise, Tenant Improvements and other Alterations) are destroyed or damaged in whole or in part to the extent that the estimated cost of restoration thereof, as reasonably determined by Landlord, is Two Hundred Fifty Thousand Dollars ($250,000) or more, whether such damage is caused by an insured or uninsured casualty, and which damage occurs during the last year of the Term, then either Landlord or Tenant may terminate this Lease as of the date of occurrence of such damage by delivering written notice to the other party of its election to do so within thirty (30) days after the date of occurrence of such damage.

         15.5  Abatement of Rent.  If the Premises are partially damaged and
               -----------------
Landlord repairs or restores them pursuant to the provisions of this Paragraph 15, then Base Rent, Operating Expenses, and Real Estate Taxes (if paid separately from Operating Expenses) payable hereunder for the period commencing on the occurrence of such damage and ending upon completion of such repair or restoration shall be abated in proportion to the extent to which Tenant's use of the Premises is impaired starting on the date of damage and continuing until completion of the repair or restoration; provided that the aggregate amount of the rent abatement shall not exceed (i) if Landlord carries the rental loss insurance it is obligated to carry pursuant to Paragraph 14.3(a) above, the aggregate amount of rental loss insurance proceeds which are paid to Landlord in connection with such damage, or (ii) if Landlord fails to obtain the rental loss insurance it is obligated to carry pursuant to Paragraph 14.3(a) above, then one year of Base Rent, Operating Expenses, and Real Estate Taxes (if paid separately from Operating Expenses) at the rate for each such item in effect as of the date of damage. Except for such abatement, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

         15.6  Waiver.  Tenant waives the provisions of California Civil Code
               ------
Sections 1932(2) and 1933(4), and any similar or successor statutes relating to termination of leases when the thing leased is substantially or entirely destroyed, and agrees that any such occurrence shall instead be governed by the terms of this Lease.

         15.7  Tenant's Property.  Landlord's obligation to rebuild or restore
               -----------------
shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or the Tenant Improvements, or any other Alterations made by Tenant to the Premises. Promptly after completion by Landlord of any restoration work Landlord performs pursuant to this Paragraph 15.7, Tenant at its expense shall restore all such items.

         15.8  Notice of Damage.  Tenant shall notify Landlord within five (5)
               ----------------
days after the occurrence thereof of any damage to all or any portion of the Premises. In no event shall Landlord have any obligation to repair or restore the Premises pursuant to this Paragraph 15 until a reasonable period of time after Landlord's receipt of notice of the nature and scope of any damage to the Premises, and a reasonable period of time to collect insurance proceeds arising from such damage (unless such damage is clearly not covered by insurance then in effect covering the Premises).

         15.9  Restoration Time.  Landlord's good faith estimation of the
               ----------------
period of time to repair all damage and destruction to the Premises other than damage to Tenant's trade fixtures, equipment, merchandise, Tenant Improvements or other Alterations, including the estimated period of time to obtain insurance proceeds and all governmental permits necessary to perform such repairs, is herein called the "Estimated Restoration Time."

Landlord's determination of the Estimated Restoration Time shall be made in good faith and shall be conclusive for purposes of this Paragraph 15.

    16.   Condemnation.
          ------------

         16.1  Partial Taking.  Subject to Paragraph 16.5, if part of the
               --------------
Building or a portion of the parking area within the Outside Areas or Parking Garage is taken for any public or quasi-public use, under any statute or right of eminent domain (collectively a "taking"), and such taking is not deemed a total taking pursuant to Paragraph 16.2 below, then this Lease shall, as to the part so taken, terminate as of the date the condemnor or purchaser takes possession of the property being taken, and the monthly Base Rent payable hereunder shall be reduced in the same proportion that the floor area of the portion of the Building so taken (measured in the same fashion as the Building Square Feet are measured pursuant to Paragraph 1.2 above) bears to the Building Square Feet immediately prior to such taking. Landlord shall, to the extent funds therefor are made available from the condemnation award allocable to severance costs, make all necessary repairs or alterations to the Building in order to make the portion of the Building not taken a complete architectural unit. Each party hereto waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease in the event of a partial taking of the Premises.

         16.2  Total Taking.  Subject to Paragraph 16.5, if all of the Premises
               ------------
are taken, or if part of the Building is taken so that Tenant is not able to use at least ninety five percent (95%) of the floor area of the Building in substantially the same manner as before the taking, or if there is a taking of more than the greater of five percent (5%) of the aggregate parking area in the Outside Areas and Parking Garage existing immediately prior to such taking, or a portion of such parking areas which would leave less than the minimum parking area required by applicable Laws to permit continued occupancy and use of the entire Building in substantially the same manner as before the taking, such taking shall at the election of Tenant or Landlord be treated as a total taking and this Lease shall terminate upon the date possession shall be taken by the condemning authority. Each party shall make such election, if at all, by delivery of notice thereof to the other within thirty (30) days after the date of such taking.

         16.3  Distribution of Award.  All compensation awarded upon a taking
               ---------------------
governed by Paragraph 16.1 or Paragraph 16.2 shall belong to and be paid to Landlord, except that Tenant shall be entitled to petition for a separate award from the condemning authority, so long as such separate award does not in any way reduce the compensation awarded to Landlord, for (i) the unamortized cost of Tenant's Alterations and Tenant Improvements (based on an amortization period of 10 years) to the extent such Alterations or Tenant Improvements are made to the Premises by Tenant at Tenant's sole expense (i.e., not paid for by the Tenant's Improvement Allowance) in accordance with this Lease, or, (ii) if Tenant elects to and is entitled to remove any such Alterations made to the Premises at Tenant's expense, for reasonable removal and relocation costs thereof not to exceed the market value of such Alterations on the date possession of the Premises is taken.

         16.4  Sale Under Threat of Condemnation.  A sale by Landlord to any
               ---------------------------------
authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for purposes of this Paragraph 16.

         16.5  Temporary Taking.  If all or any part of the Premises is
               ----------------
occupied, taken, or appropriated by military or other public or quasi-public use or other governmental authority for less than thirty (30) consecutive days, it shall not constitute a taking of the Premises which would be governed by Paragraph 16.1 or Paragraph 16.2. In such event, during such a "temporary taking," all of the provisions of this Lease shall remain in force and effect, except that the monthly Base Rent and Operating Expenses payable during such temporary taking shall be reduced in the same proportion that the floor area of the portion of the Building so occupied, taken, or appropriated bears to the floor area of the Premises immediately prior to such occupation. Any award that may be paid in connection with such a temporary taking shall be paid to Landlord. In the event a taking which appears, at its commencement, to be only a temporary taking nevertheless continues for thirty (30) consecutive days or more, a partial or total taking, as the case may be, shall be deemed to have occurred on the thirtieth (30th) consecutive day of such taking, and shall be governed by the provisions of either Paragraph 16.1 or Paragraph 16.2 as the case may be.

    17.   Assignment and Subletting.
          -------------------------

          17.1 Consent Required Except for Permitted Transfers.
               -----------------------------------------------

               (a) Except as provided in Paragraph 17.1(b) with respect to Permitted Transfers, Tenant shall not assign this Lease, or any interest therein, voluntarily or involuntarily, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and employees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without the prior written consent of Landlord in each instance pursuant to the terms and conditions set forth below, which consent shall not unreasonably be withheld. All of the following shall be deemed an assignment within the meaning of this Paragraph 17: (i) any transfer resulting from the merger, consolidation or other reorganization of Tenant, or transfer to any Affiliate (as defined below) of Tenant, (ii) any transfer resulting from the sale or other transfer of all or substantially all of Tenant's assets, and (iii) if Tenant is a partnership, trust or unincorporated association, the sale, issuance or transfer of a controlling interest therein, or the transfer of a majority interest in or a change in the voting control of any partnership, trust, unincorporated association which is an Affiliate of Tenant, or the transfer of any portion of any general partnership or managing interest in Tenant or in any such Affiliate. "Affiliate" shall mean any Entity controlled by, under common control with, or controlling, Tenant. "Entity" shall mean any person, corporation, partnership (general or limited), limited liability company, joint venture, association, joint stock company, trust or other business entity or organization. For purposes of this paragraph, "control" shall mean (i) with respect to a corporation, the direct or indirect ownership of more than fifty percent (50%) of any class of voting shares, (ii) with respect to a partnership, the ownership of a general partnership interest, or entitlement to more than fifty percent (50%) of the partnership interests in profits or capital, (iii) with respect to any other Entity, the ownership of a majority of the voting rights thereof, or the ability to direct its management decisions. Tenant shall have no right to transfer any rights respecting the Outside Areas or Parking Garage independently of its rights to the Premises, and as to any sublease, shall transfer only a prorata share of parking rights in the Outside Areas and Parking Garage based on the ratio between the Building Square Feet so subleased and the total Building Square Feet.

               (b) Notwithstanding Paragraph 17.1(a), Tenant shall be entitled to assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent, to any Affiliate and any Entity which results from a merger or consolidation with or other reorganization of Tenant, or to any Entity which acquires substantially all of the stock or assets of Tenant as a going concern with respect to the business that is being conducted in the Premises (each a "Permitted Transfer"), provided that as to each Permitted Transfer either (i) Tenant is the only surviving entity in the aftermath of such transaction and remains fully and primarily liable under this Lease for the performance of all of Tenant's obligations hereunder, or (ii) if Tenant is not a surviving entity (for example, it merges into another corporation), then the net worth of such assignee on the effective date of such assignment, excluding good will and other intangible assets, is no less than the net worth of Tenant (as so calculated) on the Effective Date.

          17.2 Documentation.  Prior to any assignment or sublease which Tenant
               -------------
desires to make, Tenant shall provide to Landlord the name and address of the proposed assignee or sublessee, a statement of the proposed use of the Premises by the assignee or sublessee (including an indication of the extent to and manner in which Hazardous Materials [as defined in Paragraph 6.3(a)] will be utilized), and true and complete copies of all documents relating to Tenant's prospective agreement to assign or sublease, and shall specify all consideration to be received by Tenant for such assignment or sublease in the form of lump sum payments, installments of rent, or otherwise. For purposes of this Paragraph 17, the term "consideration" shall include, without limitation, all monies or other consideration of any kind, to the extent such sums are related to Tenant's interest in this Lease or in the Premises, including but not limited to any and all of the following items to the extent related to Tenant's interest in this Lease or in the Premises: bonus money, payments (in excess of book value thereof) for Tenant's tangible assets, and any payments for intangible assets relating solely to the Premises. Within ten (10) business days after the receipt of such written notice, Landlord shall either consent in writing to such proposed assignment or sublease subject to the terms and conditions hereinafter set forth, or notify Tenant in writing that Landlord refuses such consent, specifying reasonable grounds for such refusal.

          17.3 Terms and Conditions.  As a condition to Landlord's granting its
               --------------------
consent to any assignment or sublease, Landlord may require that (i) Tenant pay to Landlord fifty percent (50%) of the amount of any excess of such consideration payable to Tenant in connection with said assignment or subletting over and above the rental amount fixed by this Lease and payable by Tenant to Landlord (prorated to reflect the rent allocable to the portion of the Premises subject to any sublease) after Tenant first deducts from such excess consideration its amortized Costs of Transfer (as hereinafter defined) as provided below, and (ii) Tenant and the proposed assignee or sublessee demonstrate to Landlord's reasonable satisfaction that the assignee or sublessee is financially responsible and proposes to use the Premises for the uses permitted in this Lease. Tenant's "Costs of Transfer" shall mean only the following amounts of money: (i) real estate brokerage commissions reasonably incurred by Tenant in connection with said assignment or subletting, up to but not exceeding Seven Dollars and Fifty Cents ($7.50) per square foot of space subleased or assigned; and (ii) the cost of any Alterations made by Tenant within sixty (60) days before or ninety (90) days after the effective date of such assignment or subletting for the benefit of such assignee or sublessee, up to but not exceeding Ten Dollars ($10) per square foot of space within the assigned or sublet premises; provided that such Ten Dollar ($10) amount shall be changed by the same percentage change in the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, for San Francisco-Oakland-San Jose (1982-84=100) during the period of time between the date of Substantial Completion of Landlord's Work and the date of any such assignment or subletting. Nothing in clause (ii) of the preceding sentence shall be construed to mean that Landlord must approve any proposed Alterations desired by any assignee or sublessee; the provisions of Paragraph 9 regarding Alterations and Landlord's right to approve or disapprove any proposed Alterations shall not be affected in any way by said clause (ii). In the event Tenant enters into more than one assignment or sublease respecting all or any portion of the Premises during the Term, then for purposes of calculating the amount of Costs of Transfer which can first be deducted by Tenant from excess consideration before giving Landlord fifty percent (50%) of the remainder thereof, Tenant shall reduce the amount of the Costs of Transfer by the amounts deductible by Tenant in connection with prior assignments or subleases allocable to costs listed in clause (ii) in the definition of Costs of Transfer set forth above. All square footage measurements specified in this paragraph shall be made in the same fashion as is set forth in Paragraph 1.2. Each assignment or sublease agreement, regardless whether Landlord's consent thereto is required to be obtained and/or is obtained, shall be an instrument in writing (and if Landlord's consent thereto is required to be obtained, shall be in form satisfactory to Landlord), and shall be executed by both Tenant and the assignee or sublessee, as the case may be. Each such assignment or sublease agreement shall recite that it is and shall be subject and subordinate to the provisions of this Lease, that the assignee or sublessee accepts such assignment or sublease and agrees to perform all of the obligations of Tenant hereunder, and that the termination of this Lease shall, at Landlord's sole election, constitute a termination of every such assignment or sublease. Notwithstanding any assignment or sublease, Tenant shall remain primarily liable for all obligations and liabilities of Tenant under this Lease, including but not limited to the payment of Base Rent and Operating Expenses. Tenant agrees to reimburse Landlord upon demand for reasonable attorneys' fees incurred by Landlord in connection with the negotiation, review, and documentation of any such requested assignment or subleasing. Tenant hereby stipulates that the foregoing terms and conditions are reasonable.

          17.4 Landlord's Remedies.  Any assignment or sublease made in
               -------------------
violation of any of the provisions of Paragraph 17 shall at Landlord's election be void, and shall constitute an Event of Default. The consent by Landlord to any assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 17, including the requirement of Landlord's prior written consent, with respect to any subsequent assignment or sublease. If Tenant shall purport to assign this Lease, or sublease all or any portion of the Premises, or permit any person or persons other than Tenant to occupy the Premises, without Landlord's prior written consent, Landlord may collect rent from the person or persons then or thereafter occupying the Premises and apply the net amount collected to the rent reserved herein, but no such collection shall be deemed a waiver of Landlord's rights and remedies under this Paragraph 17, or the acceptance of any such purported assignee, sublessee or occupant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

          17.5 Encumbrances, Licenses and Concession Agreements. Tenant shall
               ------------------------------------------------
not encumber its interest under this Lease or any rights of Tenant hereunder, or enter into any license or concession agreement respecting all or any portion of the Premises, without Landlord's prior written consent which consent shall not unreasonably be withheld subject to the terms and conditions referred to in Paragraph 17.2 above, and Tenant's granting of any such encumbrance, license, or concession agreement shall constitute an assignment (or a sublease if it relates to less than all of the Premises) for purposes of this Paragraph 17.

     18.  Default by Tenant.
          -----------------

          18.1 Event of Default.  The occurrence of any one or more of the
               ----------------
following events (an "Event of Default") shall constitute a default and breach of this Lease by Tenant.

               (a) The failure by Tenant to make any payment of rent or any other payment requited to be made by Tenant hereunder, as and when due, and such failure shall not have been cured within seven (7) days after written notice thereof from Landlord. Any such notice shall constitute the notice required under Section 1161 of the California Code of Civil Procedure (and/or any related or successor statutes regarding unlawful detainer actions), provided such notice is given in accordance with the requirements of such statute.

               (b) Tenant's failure to obtain the liability insurance required to be obtained by Tenant under this Lease, to provide the Letter of Credit in the full amount required under this Lease, and/or to provide any subordination or attornment agreement or estoppel certificate as and when required by this Lease, and such failure shall have continued for seven (7) days after written notice of such failure is given to Tenant;

               (c) Tenant's assignment of this Lease or any interests herein or sublease of all or any portion of the Premises without Landlord's prior written consent where such consent is required by the provisions of Paragraph 17.

               (d) Tenant's failure to perform any of its material obligations under this Lease other than those referenced in Paragraphs 18.1(a), (b), or (c) above or to observe or comply with any other requirement of this Lease and such failure shall have continued for thirty (30) days after written notice of such failure is given to Tenant; or in the event such failure is curable but cannot reasonably be cured within said thirty (30) day period, Tenant fails to commence such cure within said thirty (30) day period and thereafter diligently continue to pursue all reasonable efforts to complete said cure until completion thereof.

               (e) Tenant's failure to regularly conduct its business in the Premises for a period of more than ten (10) consecutive days, or Tenant's removal of all or substantially all of its equipment and other possessions from the Premises;

               (f) Tenant's assignment of its assets for the benefit of its creditors;

               (g) The sequestration of, attachment of, or execution on, any substantial part of the property of Tenant or on any property essential to the conduct of Tenant's business on the Premises, and Tenant shall have failed to obtain a return or release on such property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or execution, whichever is earlier;

               (h) An entry of any of the following orders by a court having jurisdiction, and such order shall have continued for a period of thirty (30) days: (1) an order for relief in any proceeding under Title 11 of the United States Code, or an order adjudicating Tenant to be bankrupt or insolvent; (2) an order appointing a receiver, trustee or assignee of Tenant's property in bankruptcy or any other proceeding; or (3) an order directing the winding up or liquidation of Tenant; or

               (i) The filing of a petition to commence against Tenant an involuntary proceeding under Title 11 of the United States Code, and Tenant shall fail to cause such petition to be dismissed within thirty (30) days thereafter.

          18.2 Remedies.  Upon any Event of Default, Landlord shall have the
               --------
following remedies, in addition to all other rights and remedies provided by law or equity:

               (a) Landlord shall be entitled to keep this Lease in full force and effect for so long as Landlord does not terminate Tenant's right to possession (whether or not Tenant shall have abandoned the Premises) and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due under this Lease, plus interest at the lesser of fifteen percent (15%) per annum or the highest rate then allowed by law, from the due date of each installment of rent or other sum until paid; or

               (b) Landlord may terminate Tenant's right to possession by delivery to Tenant of written notice of termination. Upon delivery of such notice, this Lease and all of Tenant's rights in the Premises shall terminate. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant. In the event this Lease is terminated pursuant to this Paragraph 18.2(b), Landlord may recover from Tenant: (1) the worth at the time of award of the unpaid rent which had been earned at the time of termination; plus (2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; plus (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; plus (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent payable by a new tenant, direct payment or allowance to a new tenant, or otherwise); (iii) real estate leasing commissions for any new lease allocable to the period of time commensurate with the portion of the Term which would have remained had the Lease not been terminated (based on the leasing commission schedule of the broker if such commission is based on a varying percentage of rents over time, and otherwise based on straight line amortization of such costs over the term of the new lease assuming a rate of interest equal to Landlord's normal costs of financing at such time, exclusive of options to extend such term), less any amount recovered by Landlord as damages pursuant to clause
(viii) below; (iv) advertising costs and other expenses of reletting the Premises; (v) costs incurred as owner of the Premises including without limitation taxes and insurance premiums thereon, utilities and building security; (vi) expenses in retaking possession of the Premises; (vii) attorneys' fees and court costs; and (viii) any unamortized lease commission paid in connection with this Lease. The "worth at the time of award" of the amounts referred to in clauses (1) and (2) of this Paragraph 18.2(b) shall be computed by allowing interest at the lower of fifteen percent (15%) per annum, or the maximum rate then permitted by law. The "worth at the time of award" of the amount referred to in subparagraph (3) of this paragraph shall be computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%). The term "time of award" as used in clauses (1), (2), and (3) of this paragraph shall mean the date of entry of a judgment or award against Tenant in an action or proceeding arising out of Tenant's breach of this Lease. The term "rent" as used in this paragraph shall include all Base Rent and Additional Rent.

               (c) This Lease may be terminated by a judgment specifically providing for termination, or by Landlord's delivery to Tenant of written notice specifically terminating this Lease. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease or a waiver of Landlord's right to recover damages under this Paragraph 18: (1) appointment of a receiver in order to protect Landlord's interest hereunder; (2) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or (3) any other action by Landlord or Landlord's agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Premises, or any action taken to relet the Premises or any portion thereof for the account of Tenant and in the name of Tenant.

         18.3  Landlord's Right to Perform Tenant's Obligations.  If
               ------------------------------------------------
Tenant at any time shall fail to make any payment or perform any other act required to be made or performed by Tenant under this Lease, then Landlord may, but shall not be obligated to, make such payment or perform such other act to the extent Landlord may deem desirable, and may, in connection therewith, pay any and all expenses incidental thereto and employ counsel. No such action by Landlord shall be deemed a waiver by Landlord of any rights or remedies Landlord may have as a result of such failure by Tenant, or a release of Tenant from performance of such obligation. All sums so paid by Landlord, including without limitation all penalties, interest and costs in connection therewith, shall be due and payable by Tenant to Landlord on the day immediately following any such payment by Landlord. Landlord shall have the same rights and remedies for the nonpayment of any such sums as Landlord may be entitled to in the case of default by Tenant in the payment of rent.

         18.4  Interest on Past Due Obligations.  Any amount due to Landlord
               --------------------------------
hereunder not paid when due shall bear interest at the lower of fifteen percent (15%) per annum, or the highest rate then allowed by law, from the date due until paid in full. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         18.5  Additional Rent.  All sums payable by Tenant to Landlord or to
               ---------------
third parties under this Lease in addition to such sums payable pursuant to Paragraphs 3.1 and 3.2 hereof shall be payable as Additional Rent. For purposes of any unlawful detainer action by Landlord against Tenant pursuant to California Code of Civil Procedure Sections 1161-1174, or any similar or successor statutes, Landlord shall be entitled to recover as rent not only such sums specified in Paragraph 3 as may then be overdue, but also all such Additional Rent as may then be overdue.

         18.6  Remedies Not Exclusive.  No remedy or election hereunder shall
               ----------------------
be deemed exclusive but shall, wherever possible, be cumulative with all other remedies herein provided or permitted at law or in equity.

    19.   Default by Landlord.
          -------------------

         19.1  Cure Period.  Landlord shall not be deemed to be in default in
               -----------
the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within the period of time specifically provided herein, or if no period of time has been provided, then within thirty (30) days after receipt of written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

         19.2  Mortgagee Protection.  In the event of any default on the part
               --------------------
of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage encumbering the Premises whose address shall have been furnished to Tenant, and before Tenant shall have any right to terminate this Lease Tenant shall grant such beneficiary or mortgagee a reasonable period within which to cure the default, including a reasonable period to obtain possession of the Premises by power of sale or judicial foreclosure, if such action is necessary to effect a cure.

    20.   Advertisements and Signs.  Tenant shall be entitled to place its name
          ------------------------
on a sign located on the exterior of the Building, and on any monument sign in the Outside Areas that Tenant erects, provided that Tenant first obtains all necessary approvals and permits required therefor by the City of Los Altos and any other applicable Laws, and provided further that Tenant first obtains Landlord's consent thereto as to the color, size, style, character, and location of each such sign, which consent shall not unreasonably be withheld or delayed. Upon termination of this Lease, Tenant shall remove any sign which it has placed on or about the Premises, and shall repair any damage caused by the installation or removal of such sign. Tenant at its sole expense shall bear all costs of making and erecting such signage, obtaining all consents and permits required to erect or place the same, and removing the same and repairing damage occasioned by such removal.

    21.   Entry by Landlord.  Landlord and its agents shall be entitled to enter
          -----------------
into and upon the Premises at all reasonable times, upon reasonable notice (except in the case of an emergency, in which event no notice shall be required), for the following purposes: (a) to inspect or make repairs, alterations or additions to all or any portion of the Premises which Landlord may deem appropriate (i) to comply with any laws, ordinances, rules, regulations, or policies of any governmental authority or Landlord's insurance carrier(s), or
(ii) to prevent waste or deterioration of the Premises, or (iii) to promote the general welfare and safety of occupants of the Premises, or (iv) to perform construction work in the Building or in the Outside Areas, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required; (b) to post notices of non-responsibility for Alterations; or (c) to show the Premises to prospective purchasers or lenders and their appraisers and other representatives; and, during the one hundred eighty (180) day period prior to the expiration of this Lease, or upon any Event of Default, to place upon the Premises any usual or ordinary "for lease" signs and exhibit the Premises to prospective tenants at reasonable hours. Landlord's rights of entry as set forth in this Paragraph 21 shall be subject to the reasonable security regulations of Tenant, and to the requirement that Landlord shall use reasonable efforts to minimize interference with Tenant's business activities on the Premises. If Tenant so requests in connection with any work being performed by Landlord the costs of which are deemed Operating Expenses under this Lease, Landlord shall use reasonable efforts to perform such work during Tenant's non-business hours; nothing in this sentence shall be construed to otherwise obligated Landlord to use overtime labor or perform any work or other activities during Tenant's non-business hours. Landlord shall be entitled to exercise the foregoing rights of entry without any abatement of rent and without liability to Tenant for any injury or inconvenience to or interference with Tenant's business, quiet enjoyment of the Premises, or any other loss occasioned thereby; provided that, Tenant shall have the right to bring claims against Landlord for compensatory damages (but not lost profits or other consequential damages) to the extent arising from damage to property or injury or death to persons caused by the wilful misconduct of Landlord occurring in or about the Premises and relating to Landlord's exercise of the foregoing rights.

    22.   Subordination and Attornment.
          ----------------------------

         22.1  Subordination.  Except with respect to any existing deeds of
               -------------
trust or other liens encumbering the Premises or any portion thereof as of the Effective Date (which the parties acknowledge are prior to this Lease), this Lease shall not be subject to or subordinate to any ground or underlying lease or to any lien, mortgage, deed of trust, or security interest now or hereafter affecting the Premises, nor shall Tenant be required to execute any documents subordinating this Lease, unless the ground lessor, lender, or other holder of the interest to which this Lease shall be subordinated (collectively, the "lender") agrees to execute a recognition and non-disturbance agreement on commercially reasonable terms providing that this Lease shall not be terminated so long as Tenant is not in default under this Lease. "Commercially reasonable terms" for purposes of Paragraphs 22.1 and 22.2 shall be deemed to include without limitation provisions exculpating such lender from any liability for any default of Landlord occurring prior to the date such entity acquires title to the Premises except to the extent such default continues after the date such entity acquires title to the Premises, for any prepaid rent in excess of one month's installment of Base Rent and Operating Expenses, and for any sums drawn on the Letter of Credit prior to the date such entity acquires title to the Premises, and provisions under which the loan document provisions relating to insurance and condemnation supercede inconsistent provisions of this Lease. Tenant shall execute and return to Landlord the written agreement and any other documents required to accomplish the purposes of this paragraph within seven (7) business days after delivery thereof to Tenant, and the failure of Tenant to execute and return any such instruments shall constitute an Event of Default hereunder. Notwithstanding anything to the contrary set forth above, any such ground lessor, lender, or other interest holder may at any time subordinate its ground lease, deed of trust, mortgage, or other security interest to this Lease, without any need to obtain Tenant's consent, by execution of a written document subordinating the same to this Lease and thereupon this Lease shall be deemed prior thereto without regard to their respective dates of execution, delivery and/or recording.

         22.2  Attornment.  Upon request by such acquiring entity, Tenant shall
               ----------
attorn to any third party purchasing or otherwise acquiring the Premises at any sale or other proceeding, or pursuant to the exercise of any rights, powers or remedies under any mortgages or deeds of trust or ground leases now or hereafter encumbering all or any part of the Premises, as if such third party had been named as Landlord under this Lease. Such attornment shall be effectuated by Tenant's execution of such attornment documentation as such acquiring entity requests Tenant to execute. Tenant shall execute a new lease with such new Landlord on the same terms of this Lease if so required by such new Landlord, but only with respect to the then remaining balance of the Term, and including Tenant's rights to extend the Term to the extent Tenant then has any remaining Options to extend the Term.

    23.   Estoppel Certificates and Financial Statements.  Tenant shall within
          ----------------------------------------------
fifteen (15) days following request by Landlord: (a) execute and deliver to Landlord any documents, including estoppel certificates, in the form presented to Tenant by Landlord (1) certifying that this Lease has not been modified and is in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (2) stating the date to which the rent and other charges are paid in advance, if at all, (3) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults on the part of Landlord, stating the nature of such uncured defaults, and (4) certifying any other information relating to this Lease as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage encumbering the Premises or a purchaser of the Premises from Landlord; and (b) deliver to Landlord the best available current financial statements of Tenant, including a balance sheet and profit and loss statement for the then current fiscal year, and the two (2) immediately prior fiscal years (if available), all prepared in accordance with generally accepted accounting principles (GAAP) consistently applied. Tenant's failure to deliver any such documents, including an estoppel certificate, or any such financial statements within fifteen (15) days following such request shall be an Event of Default under this Lease.

    24.   Notices.  Any notice, approval, proposal, request, demand, consent or
          -------
other communication (collectively "notice") required or desired to be given or made under this Lease shall be in writing and shall be personally delivered by commercial courier (including process servers) or United States mail, registered or certified, postage prepaid, and addressed to the party to be served at the last address given by that party to the other party under the provisions of this paragraph. As of the Effective Date, the addresses of Landlord and Tenant are as set forth above in the preamble to this Lease. Either party may change its address by notice to the other party. Any notice delivered in accordance with the foregoing by commercial courier shall be deemed delivered on the date of actual receipt (as evidenced by signed receipt), or upon refusal of receipt, or if delivered by United States mail on the date of receipt evidenced by the return receipt. No notice shall be deemed effective under this Lease unless delivered in compliance with the provisions of this Paragraph 24.

    25.   Waiver.  The waiver by either party of any breach of any term,
          ------
covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No term, covenant or condition shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver.

    26.   No Accord and Satisfaction.  No payment by Tenant, or receipt by
          --------------------------
Landlord, of an amount which is less than the full amount of rent and all other sums payable by Tenant hereunder at such time shall be deemed to be other than on account of (a) the earliest of such other sums due and payable, and thereafter (b) to the earliest rent due and payable hereunder. No endorsement or statement on any check or any letter accompanying any payment of rent or such other sums shall be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord's right to receive payment of the balance of such rent and/or the other sums, or Landlord's right to pursue any remedies to which Landlord may be entitled to recover such balance.

    27.   Attorney's Fees.  If any action or proceeding at law or in equity, or
          ---------------
an arbitration proceeding (collectively an "action"), shall be brought to recover any rent or other sum payable under this Lease, or resulting from the failure by either party to perform any of its other obligations under this Lease, or to enforce or interpret any of the terms, covenants, or conditions of this Lease, or for the recovery of possession of the Premises, the prevailing party shall be entitled to recover from the other party as a part of such action, or in a separate action brought for that purpose, its reasonable attorney's fees and costs and expenses (including expert witness fees, court costs) incurred in connection with the prosecution or defense of such action, and any appeal therefrom. "Prevailing party" within the meaning of this paragraph shall include, without limitation, a party who brings an action against the other after the other is in breach or default, if such action is dismissed upon the other's payment of the sums allegedly due or upon the other's performance of the covenants allegedly breached, or if the party commencing such action or proceeding obtains substantially the relief sought by it in such action, whether or not such action proceeds to a final judgment or determination.

     28.  Surrender.  Tenant shall, upon expiration or sooner termination of
          ---------
this Lease, surrender the Premises to Landlord in the same condition as existed on the date Tenant originally took possession thereof (reasonable wear and tear and damage due to causes beyond the reasonable control of Tenant excepted, and as improved with Tenant Improvements and other Alterations) with all holes in walls repaired, all carpets shampooed and cleaned, all HVAC equipment in operating order and in good repair, and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall at such time also surrender to Landlord all Tenant Improvements and Alterations (as defined in Paragraph 9). Tenant, on or before the expiration or sooner termination of this Lease, shall remove all of its personal property and trade fixtures from the Premises, and any such items not removed by Tenant shall be deemed abandoned. Tenant shall be liable to Landlord for costs of removal of any such abandoned personal property and trade fixtures of Tenant, together with the cost of repairing any damage to the Premises occasioned by removal thereof and/or occasioned by any removal of items removed by Tenant which damage Tenant has failed to repair, and the transportation and storage costs of all trade fixtures and personal property of Tenant so removed by Landlord. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Lease term.

     29.  Holding Over.  This Lease shall terminate without further notice at
          ------------
the expiration of the Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension of the Term or give Tenant any rights in or to the Premises unless otherwise expressly provided in this Lease. Any holding over after expiration of the Term with the express written consent of Landlord shall be construed to be a tenancy from month to month, at one hundred twenty-five percent (125%) of the monthly Base Rent for the last month of the Term, and shall otherwise be on the terms and conditions herein specified insofar as applicable, unless otherwise mutually agreed in writing by the parties.

     30.  Transfer of Premises by Landlord.  The term "Landlord" as used in this
          --------------------------------
Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title to the Premises. In the event of any transfer of such fee title, the Landlord herein named (and in case of any subsequent transfer or conveyance, the then grantor) shall after the date of such transfer or conveyance be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided, that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest, shall be turned over to the grantee. Tenant shall cause the Letter of Credit to be reissued in the name of such grantee on the sooner of: (i) the date of such transfer, (ii) ten (10) days after Tenant receives notice of such transfer. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding upon each Landlord hereunder only during its respective period of ownership.

     31.  Rules and Regulations of Building.
          ---------------------------------

          31.1 The sash doors, sashes, lights, and skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilets and urinals shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers or other substances of any kind shall be thrown into them. Waste and excessive or unusual use of water shall not be allowed. Tenant shall not deface the walls, ceilings, partitions, floors, wood, stone or iron work. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by Tenant.

          31.2 No additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shall have first been obtained which consent shall not unreasonably be withheld. All keys shall be surrendered to Landlord upon termination of the tenancy. At all times during the Lease, Tenant shall provide Landlord with current working copies of keys and any other applicable means of access (e.g. an access card for a security card system) to all areas of the Premises for purposes of emergency access by Landlord.

          31.3 Tenant and its guests and employees shall not bring into or keep within the Building any motorcycle or other vehicle.

          31.4 No awnings are allowed. Any window covering in Building windows desired by Tenant shall be installed at its expense and must be of such uniform shape, color, material and make as may first be approved by Landlord which approval shall not unreasonably be withheld or delayed.

          31.5 Neither Tenant nor its employees, contractors or invitees shall go upon the roof of the Building except to the extent otherwise expressly permitted in this Lease.

          31.6 Tenant shall not use or keep in the Building any kerosene, gasoline or inflammable or combustible fluid or material.

          31.7 Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Premises, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     32.  General Provisions.
          ------------------

          32.1  Entire Agreement.  This instrument including Exhibits A-1, A-2,
                ----------------                              ------------------
A-3, B, B-1, B-2, C , and D (when attached)  attached hereto contains all of the
-------------------------------------------
agreements and conditions made between the parties hereto and may not be modified orally or in any manner other than by an agreement in writing signed by all of the parties hereto or their respective successors in interest. Any executed copy of this Lease shall be deemed an original for all purposes.

          32.2  Time. Time is of the essence with respect to the performance of
                ----
each and every provision of this Lease in which time of performance is a factor. All references to days contained in this Lease shall be deemed to mean calendar days, unless otherwise specifically stated.

          32.3  Captions.  The captions and headings of the numbered paragraphs
                --------
of this Lease are inserted solely for the convenience of the parties hereto, and are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

          32.4  California Law.  This Lease shall be construed and interpreted
                --------------
in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant, and without regard to which party prepared this Lease.

          32.5 Gender; Singular and Plural.  When required by the context of
               ---------------------------
this Lease, the neuter includes the masculine, the feminine, a partnership, a corporation, a limited liability company, or a joint venture, and the singular shall include the plural.

          32.6  Partial Invalidity.  If any provision of this Lease is held by a
                ------------------
court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall nonetheless continue in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

          32.7  No Implied Warranties.  No agreements, warranties or
                ---------------------
representations not expressly contained herein shall bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not expressly contained in this Lease.

          32.8  Joint and Several Liability.  If Tenant is more than one person
                ---------------------------
or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder.

          32.9 Successors and Assigns.  The covenants and conditions herein
               ----------------------
contained, subject to the provisions as to assignment, shall inure to the benefit of and bind the heirs, executors, administrators, assigns, and any other person or entity succeeding lawfully, and pursuant to the provisions of this Lease, to the rights or obligations of the respective parties hereto.

          32.10  Rules and Regulations and CC&R's.  Landlord may from time to
                --------------------------------
time promulgate reasonable rules and regulations in addition to those set forth in Paragraph 31 above respecting the Building, Outside Areas, and Parking Garage. Landlord may also from time to time by declaration or enter into reasonable agreements creating conditions, covenants, restrictions and/or reciprocal access and parking easements (collectively, "CC&R's") respecting the driveways referred to in Paragraph 1.3 and the Parking Garage, all to the extent relating to the use, safety, care and cleanliness of such driveways and the Parking Garage, and the preservation of good order thereon, but which shall not conflict with any other term of this Lease. Such reasonable rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and any such CC&R's shall be binding upon Tenant upon recordation thereof in the public records and delivery of a copy thereof to Tenant. Tenant shall abide by all such reasonable rules and regulations and CC&R's.

          32.11 Authority.  The individuals signing this Lease hereby represent
                ---------
and warrant that they have all necessary power and authority to execute and deliver this Lease on behalf of Landlord and Tenant, respectively.

          32.12 Memorandum of Lease.  Neither Landlord nor Tenant shall record
                -------------------
in the records of Santa Clara County this Lease or a short form memorandum hereof without the prior written consent of the other, which consent shall not unreasonably be withheld or delayed.

          32.13 Merger.  The voluntary or other surrender of this Lease, or a
                ------
mutual cancellation thereof, shall not work an automatic merger, but shall, at the sole option of Landlord, either terminate all or any existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

          32.14 Force Majeure.  Any prevention of or delay in the performance by
                -------------
a party hereto of its obligations under this Lease caused by inclement weather, labor disputes (including strikes and lockouts, but not including any labor strikes precipitated by Landlord's use of non-union labor), inability to obtain materials or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other causes beyond the reasonable control of the party obligated to perform (except financial inability), shall excuse the performance by such party of its obligations hereunder (except the obligation of Tenant to pay rent and other sums hereunder) for a period of one day for each such day of delay.

          32.15  Real Estate Brokers.  Except for Cornish and Carey Commercial
                -------------------
Real Estate - Oncor International ("Broker"), whose commission or fee shall be paid by Landlord in accordance with the provisions of a separate commission agreement, each party represents to the other that it has not had any dealings with any real estate broker, finder, or other person, with respect to this Lease, and each party shall indemnify and hold harmless the other party from all damages, expenses, and liabilities resulting from any claims that may be asserted against the indemnified party by any broker, finder, or other person other than Broker with whom the indemnifying party has or purportedly has dealt.


                [TEXT CONTINUED ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above specified. Delivery of this Lease to Landlord, duly executed by Tenant, constitutes an offer by Tenant to lease the Premises as herein set forth, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon execution of this Lease by Landlord and delivery of a signed copy to Tenant.
1.1
1.2  "TENANT"
1.3
1.4  RAMBUS INC.
1.5  a Delaware corporation
1.6
1.7  By  /s/ Ed Larsen
       ----------------------------
1.8  Its  VICE PRESIDENT
        ---------------------------
1.9
1.10 By   /s/ Gary Harmon
       ----------------------------
1.11 Its  VP & CEO
        ---------------------------
1.12
1.13
1.14 "LANDLORD"
1.15
LOS ALTOS - EL CAMINO ASSOCIATES, LLC,
a California limited liability company

By /s/ Peter Pau
  ---------------------------------
   Peter Pau, managing member

                             SCHEDULE OF EXHIBITS


Exhibit "A-1"  -------  Site Plan of Original Parcel

Exhibit "A-2"  -------  Legal Description of Original Parcel

Exhibit "A-3"  -------  Plan of Parking Garage Showing Portion of First Level of
                        Parking Garage for Exclusive Use of Tenant and Showing Second Level

Exhibit "B"    -------  Landlord's Work and Tenant Improvements

Exhibit "B-1"  -------  Description of Landlord's Work

Exhibit "B-2"  -------  List of Certain Tenant Improvement Items

Exhibit "B-3"  -------  Approved Tenant Improvements Plans

Exhibit "C"    -------  Baseline Hazardous Materials reports

Exhibit "D"    -------  Tenant Improvements paid for by Tenant's Improvement
                        Allowance and Depreciable by Landlord (to be attached)

                                 EXHIBIT "A-1"

                           [FLOOR PLAN APPEARS HERE]

                                 EXHIBIT "A-1"

                           [FLOOR PLAN APPEARS HERE]

                                 EXHIBIT "A-1"

                           [FLOOR PLAN APPEARS HERE]

                                                                     Page No. 11
                                                      File No. 99003161-001-A GP

                               LEGAL DESCRIPTION

All that certain real property situate in the City of Los Altos, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

All of Parcels 1 and 2, as said Parcels are shown upon that certain Map entitled, "Record of Survey of Property of Irma W. Neill", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on September 2, 1960 in Book 125 of Maps, at page 3

EXCEPTING THEREFROM all that portion thereof granted to the City of Los Altos, a municipal corporation, by Deed dated February 7, 1968, recorded March 1, 1968. Book 8042, Page 189, Series No. 3376401, Official Records, and more particularly described as follows:

A strip of land of the uniform width of 10 feet situate in the City of Los Altos, County of Santa Clara, State of California, more particularly described as follows:

BEGINNING at the most Northerly corner of Parcel 1, as said Parcel is delineated and so designated upon that certain Map entitled, "Record of Survey of property of Irma W. Neill, being a portion of Rancho Rincon de San Francisquito, City of Los Altos, County of Santa Clara, California", which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California on September 2, 1960 in Book 125 of Maps, at page 3, said point of beginning also being located on the Southwesterly line of El Camino Real distant thereon South 42 degrees 13' 30" East 653.49 feet from the centerline of Los Altos Avenue; thence from said point of beginning and continuing along said Southwesterly line of El Camino Real South 42 degrees 13' 30" East 333.25 feet; thence continuing along said Southwesterly line of El Camino Real on a tangent curve to the left with a radius of 2050 feet from a central angel of 2 degrees 26' 27" an arc length of 87.33 feet; thence South 21 degrees 53' 38" West, 10.90 feet; thence Northwesterly along a curve to the right from a tangent bearing North 44 degrees 47' 11" West and running parallel with and 10 feet Westerly of measured radially to said Southwesterly line of El Camino Real with a radius of 2060 feet through a central angle of 2 degrees 33' 41" an arc length of 92.09 feet; thence North 42 degrees 13' 30" West 330.81 feet; thence North 34 degrees 01' 00" East 10.29 feet to the point of beginning.

                                 EXHIBIT "A-2"

                                                                     EXHIBIT A-3
                                                                            ----


                              [PLAN APPEARS HERE]

PARKING LEVEL ONE

                                                                     EXHIBIT A-3
                                                                            ----


                              [PLAN APPEARS HERE]

PARKING LEVEL TWO

                                  EXHIBIT "B"

                    LANDLORD'S WORK AND TENANT IMPROVEMENTS

1.   Landlord's Work.
     ---------------

     1.1  Definition.  "Landlord's Work" shall mean all the work described on
          ----------
Exhibit "B-1" attached hereto, including to the extent described on Exhibit "B-
-------------                                                       ----------
1" construction and installation of (i) the foundation, exterior walls, roof,
--
and structural supports of the Building, (ii) fire sprinkling, gas, electrical, water, and heating ventilating and air conditioning systems for the Building shell and core, (iii) parking areas, driveways, sidewalks, and landscaping in the Outside Areas, and (iv) the Parking Garage.

     1.2  Landlord's Work Plans.  Promptly after the Commencement Date, Landlord
          ---------------------
shall prepare working plans and specifications for Landlord's Work (the "Landlord's Work Plans"). Landlord's Work Plans shall mean the plans and specifications dated August 14, 1998 prepared by Hoover and Associates and certain other design consultants hired by Landlord (or the predecessor owner of the Original Parcel), subject to modification and supplementation of the same to reflect plan check comments from the City of Los Altos and other requirements of lawful governmental authority, and to reflect such other modifications as Landlord shall from time to time determine are appropriate in its sole discretion provided that such plans shall reflect aggregate square footage of the Building (measured as described in Paragraph 1.2 of the Lease) when constructed of no less than 91,000 square feet and no more than 101,000 square feet, and provided further that any such other modifications required by Landlord shall be consistent with the Building being a first class (Class A) office building. Prior to commencement of Landlord's Work, Tenant shall have the right to request that Landlord make changes to the Landlord's Work Plans concerning the core features thereof, such as bathroom and stairwell location. Tenant shall make such request, if at all, by notice to Landlord specifying in detail the changes required. Landlord shall make such changes if in Landlord's reasonable judgment such changes do not materially change the cost of construction of Landlord's Work and do not increase the period of time required to construct Landlord's Work. Tenant shall pay all architect, engineering, and other costs of Landlord related to making such changes. Before Landlord makes any changes to the Landlord's Work Plans to reflect such requested changes, and in all events within three (3) days after demand by Landlord, Tenant shall pay to Landlord in cash (and not out of the Tenant's Improvement Allowance) the estimated costs of architects and engineers employed by Landlord to reflect such changes in the Landlord's Work Plans, and upon completion of such changes shall pay any shortfall in the actual cost or receive a refund from Landlord as to any excess paid by Tenant.

     1.3  Construction of Landlord's Work.  Commencing promptly after the
          -------------------------------
Commencement Date and finalization of the Landlord's Work Plans described below, and provided Tenant has deposited with Landlord both the Letter of Credit and the estimated first month's Base Rent, Landlord shall begin construction of Landlord's Work, or if it has already begun the same then Landlord shall diligently continue construction of Landlord's Work, until Substantial Completion of Landlord's Work. Construction of Landlord's Work shall be performed substantially in accordance with the Landlord's Work Plans in a good and workmanlike manner, with materials that conform to said plans and that are new and otherwise of good quality. Landlord shall ensure that each warranty obtained by Landlord respecting the roof membrane and HVAC system of the Building is issued to both Tenant and Landlord. Landlords shall obtain a warranty for all mechanical and electrical systems installed as part of Landlord's Work, including without limitation for the rooftop HVAC system and elevators.

     1.4  Substantial Completion of Landlord's Work.  Within ten (10) days after
          -----------------------------------------
Landlord notifies Tenant that Landlord's Work is substantially completed, Landlord and Tenant shall together walk through and inspect Landlord's Work using their best efforts to discover all incomplete or defective construction ("punchlist items"). After such inspection has been completed, a list of punchlist items shall be prepared by Landlord and Tenant. Landlord shall use its best efforts to complete and/or repair such punchlist items within thirty
(30) days, and in all events shall diligently continue to complete and/or repair such punchlist items until completion and/or repair thereof is achieved. On the date that Substantial Completion of Landlord's Work (as defined below) occurs, Tenant shall accept possession of the Premises and shall thereupon be deemed to have accepted Landlord's Work as complete subject only to Landlord's completion and/or correction of punchlist items, and any claims which Tenant is expressly

                              Exhibit B -- Page 1
entitled to bring against Landlord under Paragraph 6.2(a) of this Lease. Tenant shall not commence construction of the Tenant Improvements until Substantial Completion of Landlord's Work except to the extent otherwise provided for early entry pursuant to Paragraph 2.1 of the Lease. "Substantial Completion of Landlord's Work" shall mean the date on which all of the following have occurred: (i) Landlord certifies that all Landlord's Work has been completed in accordance with the Landlord's Work Plans, subject only to normal and customary punchlist items relating to minor defective or incomplete construction which will not materially interfere with Tenant's use of the Premises or the construction of Tenant Improvements therein, (ii) all utilities, if any, called for by the Landlord's Work Plans servicing the Premises have been installed to the extent specified by the Landlord's Work Plans, and (iii) Landlord has tendered possession of the Premises to Tenant and Tenant has substantially unrestricted access to the Premises for purposes of constructing the Tenant Improvements.

     1.5  Payment of Cost of Landlord's Work.    All Landlord's Work shall be
          ----------------------------------
performed and paid for by Landlord, and the costs thereof shall not be part of Tenant Improvement Costs or passed through to Tenant as Operating Expenses.

     1.6  Recreational Facilities.    Landlord has no obligation to provide
          -----------------------
recreational facilities to Tenant. If recreational facilities are in the future constructed on the Remainder Parcel and/or the Second Parcel, Landlord has no objection, and will not raise any objections, to Tenant attempting to arrange with the then owner and/or operator of such facilities the right for Tenant and its employees to use such facilities.

2.   Tenant Improvements.
     -------------------

     2.1  Definitions.
          -----------

          (a) The term "Tenant Improvements" shall mean those improvements which are to be constructed in the Building by Tenant pursuant to plans and specifications developed therefor in accordance with Paragraph 2.2(a). Tenant Improvements shall include all improvements necessary to build out all space within the Building over and above Landlord's Work in order for Tenant to use and occupy the Premises, and shall include, but not be limited to, all items specified on Exhibit "B-2."
             -------------

          (b) The term "Tenant Improvement Costs" shall mean all sums (1) paid to contractors for labor and materials furnished in connection with construction of the Tenant Improvements pursuant to Paragraph 2.2 below; (2) all costs, expenses, payments, fees, and charges whatsoever paid or incurred by Tenant to or at the direction of any city, county, or other governmental authority or agency which are required to be paid in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to the construction of the Tenant Improvements and the use and occupancy of the Premises; and (3) engineering and architectural fees for services required in connection with the design and construction of the Tenant Improvements.

          (c) The term "Tenant's Improvement Allowance" shall mean the maximum dollar amount Landlord is required to spend toward the payment of Tenant Improvement Costs, which amount is Twenty Five Dollars ($25.00) multiplied by the Building Square Feet.

     2.2  Procedure and Time Schedules.
          ----------------------------

          (a)  Approval of Tenant Improvements Plans. Within ninety (90) days
               -------------------------------------
after Landlord's acquisition of the Original Parcel, Landlord shall deliver to Tenant electrical and mechanical drawings for the shell of the Building together with a space layout package which includes design criteria for the Building (the "Design Criteria"). On or before the date which is ninety (90) days after Landlord delivers the same to Tenant, Tenant shall deliver to Landlord for Landlord's review and approval one (1) set of reproducible prints of design drawings showing Tenant's intended design character and finishing of the Building (the "Design Drawings"). The Design Drawings, and all other drawings, plans and specifications prepared by Tenant pursuant to this Exhibit "B", shall
                                                             -----------
be prepared by both an architect and an engineer hired by Tenant and both of whom are licensed and/or registered to practice in the State of California and specialize in design of tenant improvements for multistory office buildings.
The Design Drawings shall comply with the Design Criteria and shall set forth all design requirements of Tenant within the

                              Exhibit B -- Page 2

Building. The Design Drawings shall include at a minimum the following: (i) architectural design of all interior space within the Building, including floor plans, reflected ceiling plans, and interior elevations, and materials selections and finishes including color and material sample boards; (ii) mechanical systems, including basic equipment to be used and its position and capacity, duct distribution system and diffuser locations, projected mechanical load and temperature control; and (iii) the electrical system, including floor and reflected ceiling plans showing outlets, type of lighting fixtures, other electrical equipment contemplated and location of panelboard(s), switchboard(s) and projected electrical loads. After Landlord's review of the Design Drawings, Landlord shall return to Tenant one (1) set of prints of design drawings with Landlord's modifications and/or approval. If the Design Drawings are returned to Tenant with modifications, but without Landlord's approval, Tenant shall revise the same to reflect such modifications and resubmit the same to Landlord for review and approval within fifteen (15) days after receipt of the modified Design Drawings from Landlord. Landlord and Tenant shall continue such process of review, modification, revision and resubmission until Landlord approves the Design Drawings, and in all events the parties shall use their best efforts to reach agreement so that such plans may be submitted for governmental approval as soon as reasonably practicable. On or before the date which is sixty (60) days after Landlord approves the Design Drawings, Tenant shall prepare and submit for plan check with the City of Los Altos plans, specifications and working drawings for the Tenant Improvements which are suitable for plan check by the City of Los Altos and obtaining a building permit from the City of Los Altos for the Tenant Improvements and which are in strict compliance with the Design Criteria and strictly adhere to the Design Drawings approved by Landlord and shall deliver one (1) set of prints and one (1) set of reproducible prints thereof to Landlord for its review and approval, which approval shall not be unreasonably withheld or delayed. Landlord and Tenant shall indicate their approval of all plans, specifications, and working drawings prepared pursuant to this Exhibit "B" by
                                                               -----------
initialing and dating the same. If required by the City of Los Altos plan check in order to obtain a building permit for the Tenant Improvements, Tenant shall resubmit the final plans, specifications and working drawings to the City of Los Altos for approval. Tenant shall submit for review and approval such final plans, specifications and working drawings to all other governmental authorities (if any) whose approval is required or from whom a permit must be obtained to construct the Tenant Improvements. Tenant will notify Landlord of any changes required by any such governmental authorities, and Landlord shall have five (5) days thereafter to indicate its approval thereof. All such changes required by such governmental authorities shall be deemed acceptable to both Tenant and Landlord unless Tenant's use of the Premises is significantly impaired thereby. The final plans, specifications and working drawings as approved by Landlord and Tenant and as approved by all such governmental authorities, and all change orders specifically permitted pursuant to Paragraph 2.2(c) below, shall be referred to herein as the "Approved Tenant Improvements Plans," a copy of each of which shall be attached hereto as Exhibit "B-3." Landlord's approval of any
                                     ------------
plans, specifications and drawings pursuant to this exhibit, including without limitation the Design Drawings and the Approved Tenant Improvements Plans, shall not mean Landlord assumes liability for any aspect thereof, including without limitation any liability for compliance thereof with applicable Laws, the accuracy or sufficiency thereof, the adequacy thereof for Tenant's intended use, or the safety of the Tenant Improvements, and Tenant shall be solely liable for all aspects relating to the design of the Tenant Improvements. Tenant hereby agrees to indemnify, protect, defend, and hold Landlord harmless from and against all claims, liability, damage, costs, and expense (including without limitation attorneys' fee, court costs, and expert witness fees) relating to the design of the Tenant Improvements.

          (b)  Contractors.
               -----------

               (i) Tenant and Landlord agree that Turner Construction is a general contractor who is suitable to both Tenant and Landlord for Tenant's hiring for construction of the Tenant Improvements. Provided Tenant selects such entity as the general contractor for construction of the Tenant Improvements, the provisions of Paragraph 2.2(b)(ii) below shall have no force or effect.

               (ii) Promptly after approval by Landlord and Tenant of the Approved Tenant Improvements Plans, Tenant shall deliver to Landlord a list of general contractors who Tenant would like to construct the Tenant Improvements. Each such general contractor identified on said list shall be licensed to do business in the State of California and County of Santa Clara, bonded (or bondable), and experienced in construction of interior improvements in multistory office buildings. Tenant shall not obtain bids from or hire for construction of the Tenant Improvements any general contractors on such list who Landlord reasonably disapproves by delivery of

                              Exhibit B -- Page 3
notice thereof to Tenant within five (5) business days after receipt of such list by Landlord. Tenant shall obtain bids for the fee and general conditions component of construction of the Tenant Improvements from at least three general contractors on said list who have not been disapproved by Landlord. After obtaining such bids and delivering a copy of each of such bids to Landlord, Tenant shall select one of such general contractors to construct the Tenant Improvements.

               (iii) The contractor selected by Tenant to construct the Tenant Improvements shall herein be called the "General Contractor." Upon selection of the General Contractor, Tenant shall enter into a construction agreement with such general contractor for construction of the Tenant Improvements. Tenant shall deliver to Landlord a complete copy of such construction agreement, together with any amendments thereto, within five (5) days after executing any of the same. Subcontractors for the mechanical, electrical, and fire sprinkler systems shall be chosen by Tenant and the General Contractor without any requirement for competitive bidding. All other subcontractors for Tenant Improvements work costing in excess of Twenty Thousand Dollars ($20,000) for such line item of work shall be selected by the General Contractor based upon competitive bidding. Each subcontractor shall be licensed to do business in the State of California and County of Santa Clara. The construction contract with the General Contractor and all subcontracts shall provide for a retention from invoiced amounts of no less than 10% which retention shall not be paid until completion of all work by such contractor.

          (c)  Changes To Approved Tenant Improvements Plans.  Once the Approved
               ---------------------------------------------
Tenant Improvements Plans have been finally approved by Landlord and Tenant as provided above, then Tenant shall not materially change such plans without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any changes so consented to by Landlord shall become effective and a part of the Approved Tenant Improvements Plans upon and only upon Landlord's giving such consent.

          (d)  Commencement and Completion of the Tenant Improvements. Tenant
               ------------------------------------------------------
shall commence construction of the Tenant Improvements as soon as all of the following have occurred (and not before such time): (1) the Approved Tenant Improvements Plans have been developed as provided above, (2) all necessary governmental approvals to construct the Tenant Improvements have been obtained, and (3) Landlord has achieved Substantial Completion of Landlord's Work, or Landlord has permitted Tenant to enter the Premises prior thereto for purposes of constructing Tenant Improvements pursuant to Paragraph 2.1 of the Lease. Once Tenant has commenced construction of the Tenant Improvements, Tenant thereafter shall diligently prosecute such construction to completion. The Tenant Improvements shall be constructed by Tenant (i) using only new materials of first class quality, (ii) in a first class workmanlike manner, (iii) in strict accordance with the Approved Tenant Improvements Plans, (iv) in compliance with all applicable Laws including without limitation any requirements of the Americans with Disabilities Act, and (v) at Tenant's sole expense, subject to the provisions of this exhibit regarding reimbursement of a portion of Tenant Improvement Costs in connection with Tenant's Improvement Allowance. Except to the extent permitted by applicable Laws in connection with performing work prior to actual issuance of the permit therefor, Tenant shall not construct any Tenant Improvements until Tenant first acquires all permits required to construct the same from all appropriate governmental agencies and furnishes a copy thereof to Landlord prior to commencement of such work. Whether or not Tenant obtains such any such permit before actually commencing the work to be performed under such permit, such work shall be performed in compliance with and subject to the provisions of such permit. Tenant shall comply with all conditions of said permits in a prompt and expeditious manner. All installation of air conditioning equipment and duct work requiring penetration of the roof of the Building shall be properly flashed and caulked, and shall be coordinated with and performed by the roofing contractor who installed the Building roof in order to prevent any warranty respecting the roof obtained by Landlord from being rendered void. Any electrical or refrigeration conduits or other piping or materials installed in the Building shall be installed beneath the surface of the roof (and not on the surface of the roof), and Tenant shall thereafter repair and re-roof the affected portions of the roof surface (again using such roofing contractor who installed the roof so as not to void any roof warranties). Any equipment placed on the roof shall be elevated and supported so as not to inhibit drainage or Landlord's repair of the roof pursuant to Paragraph 8.1 of the Lease. The preceding provisions regarding work on the roof shall not be construed to mean that Tenant is required to install the core HVAC system as more particularly set forth in Exhibit B-1. Upon completion of the Tenant Improvements, Tenant shall
         -----------
deliver to Landlord, at Tenant's cost, "as-built" plans and specifications therefor as provided in Paragraph 2.4 below.

                              Exhibit B -- Page 4

          (e)  Payment of Tenant Improvement Costs. Tenant shall initially pay
               -----------------------------------
all Tenant Improvement Costs. Before Landlord has any obligation to pay any portion of the Tenant's Improvement Allowance to Tenant, Tenant shall demonstrate to Landlord's reasonable satisfaction that the estimated Tenant Improvement Costs are at least equal to the Tenant's Improvement Allowance. Provided that the Tenant Improvement Costs are at least equal to the Tenant's Improvement Allowance, Landlord shall reimburse to Tenant an amount equal to the Tenant's Improvement Allowance. Such reimbursement shall be in three stages, each of which shall not exceed one third of the total Tenant's Improvement Allowance. Upon completion of each one third (1/3rd) of the Tenant Improvements work, Tenant shall deliver to Landlord (i) a certificate in form reasonably satisfactory to Landlord from Tenant's project architect that one third of the total Tenant Improvement Costs have been incurred (and as to the 2nd and 3rd stages, that an additional one third of the total Tenant Improvement Costs have been incurred), and that the work covered by payment of such Tenant Improvement Costs has been performed (ii) copies of all invoices for such work and unconditional lien releases from each contractor performing work or supplying materials covered by such invoices. Within thirty (30) days after receipt thereof, Landlord shall pay to Tenant an amount equal to one third of the Tenant's Improvement Allowance; provided that, as to Landlord's payment of the last one third of the Tenant's Improvement Allowance, Landlord shall not be obligated to pay the same to Tenant until Landlord issues the Certificate of Acceptance set forth in Paragraph 2.4 below. In no event shall Landlord be required to pay any amounts for Tenant Improvement Costs which are in excess of the Tenant's Improvement Allowance. For purposes of this paragraph, the amount of invoiced amounts submitted by Tenant to Landlord in connection with any request for payment by Landlord of any portion of the Tenant's Improvement Allowance shall not include the amount of any retention therefrom pending completion of the Tenant Improvements unless and until such retention is paid by Tenant. Prior to commencement of construction of the Tenant Improvements, Tenant shall demonstrate to Landlord's reasonable satisfaction that it has obtained a loan or otherwise has cash ready and available to pay, and dedicated to payment of, the entire estimated Tenant Improvement Costs over and above the Tenant's Improvement Allowance without recourse to the Letter of Credit. Tenant shall make the same demonstration to Landlord's reasonable satisfaction respecting any increases in the estimated Tenant Improvement Costs resulting from change orders.

          (f) Tenant shall secure, pay for, and maintain, or cause the General Contractor and all subcontractors to secure, pay for, and maintain, during the continuance of all Tenant Improvements work, all of the insurance policies required in the amounts set forth below, together with such insurance as may from time to time be required by Laws and any permits and approvals obtained from lawful governmental authorities. Tenant shall not permit any Tenant Improvements work to commence until all required insurance has been obtained and certificates of such insurance have been delivered to Landlord. All insurance policies shall name as additional insureds Landlord, Landlord's architect, Landlord's engineer, and Landlord's general contractor for Landlord's Work. Certificates of insurance shall provide that there shall be no change or cancellation of such insurance until after notice thereof has been delivered to Landlord and passage of thirty (30) days after delivery of such notice.
Landlord shall have the right to require Tenant, and Tenant shall have the duty, to stop work in the Premises immediately if any of the coverages required herein lapses during the course of the work, in which event Tenant shall not resume any such work until the required insurance is obtained and satisfactory evidence thereof is delivered to Landlord. The insurance, minimum amounts of coverage and minimum limits of liability required at a minimum are:

               (i) Worker's Compensation, as required by California law, and employer's liability insurance with a limit of not less than $2,000,000 (or more if required by California law), and any insurance required by any employee benefit act or similar statute applicable in California, as will protect the contractor and subcontractors from any and all liability under such laws.

               (ii) Comprehensive general liability insurance (including contractor's protective liability) in an amount not less than $2,000,000 per occurrence whether involving personal injury liability (or death resulting therefrom) or property damage liability or a combination thereof (combined single limit coverage) with a minimum aggregate limit of $2,000,000.

               (iii) Comprehensive automotive liability insurance, for the ownership, maintenance, or operation of any automotive equipment, whether owned, leased, or otherwise held, including employer's

                              Exhibit B -- Page 5
nonownership and hired car liability endorsements, in an amount not less than $2,000,000 per occurrence and $2,000,000 aggregate, combined single limit bodily injury and property damage liability.

All such insurance shall insure the General Contractor and all subcontractors against any and all claims for personal injury, death, and damage to the property of others arising from its operations under its construction contract in connection with construction of the Tenant Improvements, whether such operations are performed by the General Contractor, any subcontractors, or subsubcontractors, or by anyone directly or indirectly employed by any of them. The insurance required in this Paragraph 2.2(f) shall be in addition to any and all insurance required to be procured and maintained by Tenant under any other provisions of the Lease.

     2.3  Walk Through Inspection and Punch List.  Within ten (10) days after
          --------------------------------------
Tenant notifies Landlord that the Tenant Improvements are substantially completed, Landlord and Tenant shall together walk through and inspect the Tenant Improvements so completed using their best efforts to discover all incomplete or defective construction ("punchlist items"). After such inspection has been completed, a list of punchlist items shall be prepared by Landlord and Tenant. Tenant shall use its best efforts to complete and/or repair such punchlist items within thirty (30) days, and in all events shall diligently continue to complete and/or repair such punchlist items until completion and/or repair thereof is achieved. Landlord shall have no liability or responsibility whatsoever for the completion of the Tenant Improvements or punchlist items or for any defects in the construction thereof at any time before or after completion thereof.

     2.4  Certificate of Acceptance.  Upon Tenant's completion of the Tenant
          -------------------------
Improvements, including the punchlist items, Tenant shall notify Landlord thereof and shall request that Landlord issue a certificate of acceptance (the "Certificate of Acceptance"). Tenant shall use its best efforts to cause the occurrence of all items set forth below which are conditions to Landlord's issuance of the Certificate of Acceptance within ninety (90) days after Tenant first occupies the Premises for the conduct of its business therein, and in all events as soon as reasonably possible after Tenant occupies the Premises for the conduct of its business therein. Landlord's issuance of the Certificate of Acceptance shall not (i) confer upon Landlord any liability relating to the Tenant Improvements, including without limitation liability for their compliance with Laws or the Approved Tenant Improvements Plans, (ii) constitute an estoppel with respect to any determinations made by Landlord in connection with issuance of such certificate or otherwise release or waive any rights or remedies of Landlord relating to Tenant's obligations under this Lease relating to the Tenant Improvements, or (iii) be construed as approval by the City of Los Altos or any other governmental authority relating to completion of the Tenant Improvements. Landlord shall issue a Certificate of Acceptance to Tenant at such time, and only when, Landlord in its reasonable judgment determines that each and all of the following have occurred:

     (a) Tenant has completed all of the Tenant Improvements in strict accordance with the Approved Tenant Improvements Plans and otherwise in compliance with the provisions of this Exhibit "B". In this connection, Landlord
                                       -----------
may require as reasonable evidence of such completion a certificate issued to Landlord by Landlord's architect that all such work has been so completed, which shall not be unreasonably withheld or delayed.

     (b) Tenant has delivered to Landlord and Landlord has received copies of final unconditional lien waivers in such form as may be required by Landlord from the General Contractor, all subcontractors, and all other persons performing labor and/or supplying materials in connection with the Tenant Improvements work showing that all of them have been paid in full and that no claims are pending. In this connection, Tenant shall pay for an endorsement to Landlord's policy of title insurance respecting the Premises evidencing that there are no mechanics liens respecting the Premises (other than any mechanics liens relating to Landlord's Work).

     (c) Tenant has delivered to Landlord and Landlord has received a detailed breakdown of Tenant's final and total construction costs, and a complete list of contractors, subcontractors and suppliers, together with receipted invoices showing payment thereof and thereto.

     (d) Tenant has delivered to Landlord and Landlord has received a notebook including (i) warranties for the benefit of Tenant and Landlord relating to the workmanship, materials and equipment incorporated into the Premises, and (ii) operating and maintenance manuals for all equipment.

                              Exhibit B -- Page 6

     (e) Tenant has delivered to Landlord and Landlord has received copies of all governmental permits and final certificates of occupancy (or comparable governmental authorization to occupy the Premises), and Tenant's business license (if any is required by applicable governmental authority) for the Premises.

     (f) One set of mylar reproducible "as built" working plans for the Tenant Improvements, signed and dated by Tenant and the General Contractor.

     2.5  Construction Warranty for the Tenant Improvements.  Tenant hereby
          -------------------------------------------------
warrants to Landlord that the construction of the Tenant Improvements shall be performed substantially in accordance with the Approved Tenant Improvements Plans in a good and workmanlike manner, and that all materials and equipment furnished shall conform to said plans and be new and otherwise of good quality. Tenant shall ensure that each warranty obtained by Tenant respecting any component of the Tenant Improvements is issued to both Tenant and Landlord, and that the rights thereunder are assignable by Landlord to any successor in interest to the Premises, including a lender foreclosing any lien held by such lender against all or any portion of the Premises. Tenant shall also require the General Contractor to be directly liable to Landlord with respect to any latent or patent defects in the Tenant Improvements from and after the date Landlord acquires title to such Tenant Improvements pursuant to this Lease (e.g., immediately upon completion thereof as to any Tenant Improvements listed on Exhibit "E", and upon Landlord's acquisition of title thereto pursuant to
   -----------
Paragraph 9.5 of the Lease as to other Tenant Improvements).

                              Exhibit B -- Page 7

                                 EXHIBIT "B-1"

                                LANDLORD'S WORK

Landlord's Work shall be limited to those items expressly set forth below in Paragraphs A, B, C, D, and E of this Exhibit "B-1". All other items of work,
                                     -------------
including the purchase and installation of all materials and equipment necessary for Tenant's use and occupancy of the Premises shall be provided by Tenant at Tenant's sole cost and expense and shall be deemed Tenant Improvements. Such Tenant Improvements shall include, but not be limited to, those items identified in Exhibit "B-2".
   -------------

Landlord, at its sole cost and expense, will design, in its sole and absolute discretion, and undertake the following work, unless provided elsewhere in this Lease to the contrary, in the Building and Outside Areas:

1.   Building: A 3-story commercial office building, including:

     1.1  Steel and concrete structure.

     1.2 Roof, including roof screens to the extent required by the City of Los Altos. Landlord may elect to provide ship ladder and hatch for roof access in lieu of penthouse.

     1.3 Exterior walls of glazing, plaster, or GFRC as may be determined by Landlord's architect.

     1.4 Exposed interior face of exterior walls of plaster or GFRC as may be determined by Landlord's architect. Interior drywall and insulation is not included.

     1.5 Guardrails on all balconies, all balconies to be watertight and finished.

     1.6  All exterior metal surfaces painted or otherwise finished.

     1.7 All permits, fees, and special assessments in order to construct Landlord's Work, including school taxes, sanitary sewer connection fee, storm district fees, traffic mitigation fees, landscape assessments, and offsite improvements (but Tenant shall pay any user connection fees normally charged to the end user, such as PG&E startup fees and charges).

     1.8 Landlord to provide one pair of double glass entry doors at ground floor lobby.

2. Outside Areas: Parking areas (in compliance with ADA requirements), access roads, delivery areas, drainage systems, walks, ramps, lighting, landscaping and planting, striping, signage, and other areas, facilities and improvements as determined by Landlord in the Outside Areas. Shall include exterior lighting on time clock and photo cell control. Shall also include a monument sign base (Tenant to provide artwork on top of same the cost of which shall not be included within Tenant Improvement Costs). Shall also include a trash enclosure of appropriate size for the Building as reasonably determined by Landlord.

3.   Core Areas:

     3.1 Elevator shaft and pit and elevator system for three hydraulic elevators, all in compliance with ADA requirements. Landlord shall install and make operational the elevator system including fire closures and interior cab finishes. Landlord and Tenant to agree on the selection of the elevator equipment.

     3.2 Stairwells fully enclosed with drywall and taped but not painted. Such stairwells shall be in compliance with all ADA requirements and shall include guardrails, handrails, interior lighting, ceilings, fire sprinklers, and finishes to the structure and underside of treads.

     3.3 Two separate rooftop HVAC units with capacity sufficient for 97,000 square feet of standard office space, with Landlord to stub out mechanical in shaft locations shown on Landlord's Work Plans and Tenant to connect

                             Exhibit B-1 -- Page 1
therefrom for its interior distribution. The rooftop units shall be installed with all structural supports, roof curbs, weatherproofing, electrical service, and utility feeds (electrical, gas, condensate, and water) in place. The HVAC system shall be a hot water reheat system. The boiler, pumps, expansion tank, and controls are all to be installed and operational. In bathroom cores, Landlord to provide exhaust but Tenant shall provide supply distribution as part of Tenant Improvements work.

     3.4 Primary electrical service with 480-volt 3-phase and 2,000 amps (or more at Landlord's election), distributed only to the HVAC on the roof, the elevators, and distribution panels of at least 400 amps in the electrical room on each of the three floors of the Building. No further distribution shall be provided. Tenant to furnish and install step down transformers as part of Tenant Improvements work. The two telephone/electrical rooms on each floor shall be relocated from stairwell locations to two enlarged rooms adjacent to the elevator core.

     3.5 Fire sprinklers distributed in the shell and core of the Building, with all horizontal distribution for the shell including "upper heads." All "upper" and "lower" heads for the improved core areas (i.e., toilet core, stairways, elevator lobby, and janitor's closet) shall be included. The fire riser, PIVs, and hose connections in stair cores shall also be provided. No further branch distribution or drop heads will be provided.

     3.6 Plumbing stubbed to each floor but not distributed. Janitor's closets will be rough plumbed, but not finish plumbed. Landlord to rough plumb and finish plumb toilets.

     3.7 Janitor and electrical/telephone rooms as required on each floor enclosed with drywall on walls and ceiling and taped but not painted, including lighting. Concrete floor with no floor finish.

     3.8 Elevator lobbies on each floor to receive wall and floor finishes as determined by Landlord's Architect, or Landlord will provide allowance to Tenant in lieu thereof. All elevator lobbies shall (i) be in compliance with applicable fire code regulations of closures, and the control of closures, (ii) be ventilated and have fire dampers in compliance with applicable codes, and
(iii) have lights and exit signage to the extent required by applicable codes. All finishes, except paint and floor covering, shall be provided.

     3.9 One set of bathroom cores on each floor with (i) standard "Dell" ceramic floor tile and wall wainscot up to six feet height with color to be selected by Tenant; (ii) painted gypsum board above wainscot and ceilings; (iii) corian counter top; (iv) floor mounted metal toilet partitions; (v) full length mirrors; (vi) wall mounted "American Standard" fixtures and accessories; (vii) toilet exhaust; (viii) toilet accessories; (ix) fluorescent lighting; and (x) fire sprinklers.

4. Parking Garage: Subterranean concrete parking structure with lighting, fire sprinkler, ventilation, striping, wheel stops, emergency duress telephone (if code required), pedestrian stairways, and handicap parking striped and with appropriate signage, and security gate or grille. Tenant to provide all security controls including card reader and camera as part of Tenant Improvement work.

5.   Utility Distribution System to Building:

     5.1 On-site water supply mains for domestic and fire protection, with shut-off valves, backflow preventers, and fire hydrants as required by applicable code. Interior domestic waterlines shall be taken to each of the toilet cores and provided with individual shut-off valves at each floor stubbed at a point to be determined by Landlord.

     5.2 Sanitary and storm mains to serve the Building, sanitary lines stubbed where applicable to a point in Building which is nearest to Landlord's sanitary sewer system. Sanitary sewers will be cast or ductal iron.

     5.3 Incoming telephone feeders to central distribution backboards, at locations designated by Landlord. Tenant responsible for telephone service to the Building.

     5.4  Natural gas service.

     5.5  Exterior lighting on time clock and photo cell control.

                             Exhibit B-1 -- Page 2

                                 EXHIBIT "B-2"

                              TENANT IMPROVEMENTS

1. Subject to the next sentence, finishing the interior face of all exterior walls including insulation, furring or studs as may be required and drywall, all of which meets all requirements of applicable fire codes and other codes. As noted in Exhibit "B-1," drywall for the Building core, including the stairway,
         ------------
elevator, and toilets, shall be part of Landlord's Work, not part of the Tenant Improvements.

2. Complete mechanical HVAC system including duct distribution system, diffusers, and complete smoke removal system and framing roof openings as may be required per code and local jurisdiction approval. Roof patching and penetrations to the extent required by special HVAC systems required by Tenant over and above the HVAC systems installed by Landlord as part of Landlord's Work must be coordinated with and performed by Landlord's roofer so as not to violate any warranty.

3. Complete electrical system including power distribution and lighting and emergency power as may be required by applicable codes, including without limitation interior lighting, 208/110-volt transfers, and secondary distributions. The Landlord's responsibility for electrical power to the Building as set forth in Exhibit "B-1" shall not be part of the Tenant
                        --------------
Improvements.

4. Complete fire protection and fire alarm monitoring system extending from the core system to be provided by Landlord as part of Landlord's Work in accordance with Exhibit "B-1." Landlord shall provide minimum code compliance
                --------------
system required for building shell, or shall credit Tenant for the cost thereof in the event Tenant installs its own upgraded system provided Tenant elects to do so by written notice to Landlord before Landlord installs such minimum code compliance system. If Tenant so elects to install its own upgraded system, the obligation to install a complete fire protection and fire alarm monitoring system extending from the core system shall thereafter be deemed deleted as part of Landlord's Work and shifted to the Tenant Improvement work.

5.   All interior finishes, fixtures and equipment.

6. Compliance with all applicable codes and regulations including, but not limited to, Title 24, ADA and the approved equivalency concept for this location.

7. Interior and exterior signage, other than code requirement for the building shell and core.

8.   Flag poles.

9.   Case goods and reception desk.

10.  Any outdoor staging area must be coordinated with Landlord prior to use.

                            Exhibit "B-2" -- Page 1

                               LEASE EXHIBIT "C"


                           4430-4444 El Camino Real
                                   Los Altos


                        BASELINE ENVIRONMENTAL REPORTS


1.   Environmental Site assessment, Phase I
     Dated February 14, 1997
     Prepared by United Soil Engineering, Inc.
     [Omitted.]

2.   Phase II Environmental Site Investigation
     Soil and Groundwater Testing
     Dated May 19, 1997
     Prepared by United Soil Engineering, Inc.
     [Omitted.]

                                  EXHIBIT "D"

                  TENANT IMPROVEMENTS DEPRECIABLE BY LANDLORD

                             Exhibit "D" -- Page 1

                                  EXHIBIT "D"

                  TENANT IMPROVEMENTS DEPRECIABLE BY LANDLORD

                                  [Omitted.]

                             Exhibit "D" -- Page 1